                                                                   Exhibit 10.70

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                           USA WASTE SERVICES, INC.,

                                 C&S OHIO CORP.

                                      AND

                         AMERICAN WASTE SERVICES, INC.

                               TABLE OF CONTENTS

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ARTICLE I

  THE MERGER......................................................................      2

     Section 1.1  The Merger......................................................      2
     Section 1.2  Effective Time of the Merger....................................      2

ARTICLE II

  THE SURVIVING CORPORATION AND USA WASTE.........................................      2

     Section 2.1  Articles of Incorporation.......................................      2
     Section 2.2  Regulations.....................................................      2
     Section 2.3  Directors.......................................................      2
     Section 2.4  Officers........................................................      3

ARTICLE III

  CONVERSION OF SHARES............................................................      3

     Section 3.1  Conversion of AWS Shares in the Merger..........................      3
     Section 3.2  Conversion of Mergerco Shares...................................      3
     Section 3.3  Delivery of Merger Consideration................................      3
     Section 3.4  Dissenting Shares...............................................      5
     Section 3.5  Closing.........................................................      5
     Section 3.6  Pre-Closing Financial Transactions..............................      6
     Section 3.7  Final Balance Sheet.............................................      9
     Section 3.8  Distribution Tax................................................     10

ARTICLE IV

  CERTAIN PRE-MERGER TRANSACTIONS.................................................     10

     Section 4.1  Ancillary Agreements............................................     10
     Section 4.2  Contribution of Assets and Assumption of Liabilities............     10
     Section 4.3  Distribution....................................................     10

ARTICLE V

  REPRESENTATIONS AND WARRANTIES OF USA WASTE AND MERGERCO

     Section 5.1  Organization and Qualification..................................     11
     Section 5.2  Authority; Non-Contravention; Approvals.........................     11
     Section 5.3  Litigation......................................................     12
     Section 5.4  Proxy Statement.................................................     12

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ARTICLE VI

  REPRESENTATIONS AND WARRANTIES OF AWS...........................................     13

     Section 6.1  Organization and Qualification..................................     13
     Section 6.2  Capitalization..................................................     13
     Section 6.3  Subsidiaries....................................................     14
     Section 6.4  Authority; Non-Contravention; Approvals.........................     14
     Section 6.5  Reports and Financial Statements................................     16
     Section 6.6  Absence of Undisclosed Liabilities..............................     16
     Section 6.7  Absence of Certain Changes or Events............................     17
     Section 6.8  Litigation......................................................     17
     Section 6.9  Proxy Statement.................................................     17
     Section 6.10  No Violation of Law............................................     18
     Section 6.11  Compliance with Agreements.....................................     18
     Section 6.12  Taxes..........................................................     19
     Section 6.13  Employee Benefit Plans; ERISA..................................     20
     Section 6.14  Labor Controversies............................................     21
     Section 6.15  Environmental Matters..........................................     21
     Section 6.16  Non-Competition Agreements.....................................     22
     Section 6.17  Title to Assets................................................     23
     Section 6.18  Retained Business..............................................     23
     Section 6.19  Certain Payments...............................................     24
     Section 6.20  AWS Stockholders' Approval.....................................     24
     Section 6.21  Brokers and Finders............................................     25

ARTICLE VII

  CONDUCT OF BUSINESS PENDING THE MERGER..........................................     25

     Section 7.1  Conduct of Business by AWS Pending the Merger...................     25
     Section 7.2  Control of AWS's Operations.....................................     27
     Section 7.3  Acquisition Transactions........................................     27

ARTICLE VIII

  ADDITIONAL AGREEMENTS...........................................................     28

     Section 8.1  Access to Information...........................................     28
     Section 8.2  Proxy Statement.................................................     29
     Section 8.3  Stockholders' Approvals.........................................     29
     Section 8.4  Expenses and Fees...............................................     29
     Section 8.5  Agreement to Cooperate..........................................     30
     Section 8.6  Public Statements...............................................     31
     Section 8.7  Option Plans....................................................     31
     Section 8.8  Notification of Certain Matters.................................     31
     Section 8.9  Directors' and Officers' Indemnification........................     32
     Section 8.10  Corrections to the Proxy Statement.............................     33
     Section 8.11  Credit Facility................................................     33
     Section 8.12  Board Approval of Distribution.................................     33

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ARTICLE IX

  CONDITIONS......................................................................     34

     Section 9.1  Conditions to Each Party's Obligation to Effect the Merger......     34
     Section 9.2  Conditions to Obligation of AWS to Effect the Merger............     34
     Section 9.3  Conditions to Obligations of USA Waste and Mergerco to
                       Effect the Merger..........................................     35

ARTICLE X

  TERMINATION, AMENDMENT AND WAIVER...............................................     36

     Section 10.1  Termination....................................................     36
     Section 10.2  Effect of Termination..........................................     38
     Section 10.3  Amendment......................................................     38
     Section 10.4  Waiver.........................................................     38

ARTICLE XI

  GENERAL PROVISIONS..............................................................     38

     Section 11.1  Non-Survival of Representations and Warranties.................     38
     Section 11.2  Notices........................................................     38
     Section 11.3  Interpretation.................................................     40
     Section 11.4  Miscellaneous..................................................     40
     Section 11.5  Counterparts...................................................     40
     Section 11.6  Parties in Interest............................................     40


Exhibit A      Contribution and Distribution Agreement
Exhibit B      Tax Allocation Agreement
Exhibit C      Voting Agreement and Irrevocable Proxy
Exhibit D      Legal Opinion of Outside Counsel for AWS
Exhibit E      Non-Competition Agreement

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                                      iii

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of February 6, 1998 (the "Agreement"), by and among USA Waste Services, Inc., a Delaware corporation ("USA Waste"), C&S Ohio Corp., an Ohio corporation and a wholly owned subsidiary of USA Waste ("Mergerco"), and American Waste Services, Inc., an Ohio corporation ("AWS").

                                 W I T N E S S E T H:
                                 -------------------

     WHEREAS, the respective Boards of Directors of USA Waste, Mergerco and AWS deem it advisable and in the best interests of their respective stockholders that USA Waste indirectly acquire the non-hazardous solid waste landfills owned or operated, the refuse collection services provided, and the landfill gas collection and sales business conducted (collectively, the "Retained Business") by certain of AWS's subsidiaries (the "Retained Subsidiaries"), pursuant to the terms and conditions set forth in this Agreement; and

     WHEREAS, as set forth in Section 4.1, USA Waste, AWS and a company to be formed by AWS ("Avalon") will enter into a contribution and distribution agreement substantially in the form of Exhibit A hereto (the "Distribution
                                       ---------
Agreement"), pursuant to which AWS's assets, other than those used primarily in the Retained Business, will be contributed to and certain related liabilities will be assumed by Avalon (the "Contribution"), and all outstanding shares of capital stock of Avalon will be distributed (the "Distribution") to the stockholders of AWS as provided in the Distribution Agreement, in order to divest AWS of the businesses and operations that USA Waste is unwilling to acquire; and

     WHEREAS, as set forth in Section 4.1, USA Waste, AWS and Avalon will enter into a tax allocation agreement substantially in the form of Exhibit B hereto
                                                             ---------
(the "Tax Allocation Agreement" and, together with the Distribution Agreement, the "Ancillary Agreements"); and

     WHEREAS, the respective Boards of Directors of USA Waste, Mergerco and AWS have determined that, following the Distribution, the merger of Mergerco with and into AWS (the "Merger"), with AWS surviving as a wholly owned subsidiary of USA Waste, pursuant to the terms and conditions set forth in this Agreement, would be in the best interests of their respective stockholders; and

     WHEREAS, in connection with the Merger and as an inducement to USA Waste to enter into this Agreement, USA Waste, AWS and certain stockholders of AWS have executed as of the date hereof voting agreements and irrevocable proxies, substantially in the form of Exhibit C hereto (each, a "Voting Agreement"), in
                             ---------
favor of USA Waste with respect to the voting of shares of capital stock of AWS held or to be held by such stockholders for approval and adoption of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I
                                  THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2), in accordance with the Ohio General Corporation Law (the "OGCL"), Mergerco shall be merged with and into AWS and the separate existence of Mergerco shall thereupon cease. AWS shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

     Section 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a certified copy of the agreement, in a form mutually acceptable to USA Waste and AWS, to be filed with the Secretary of State of the State of Ohio in accordance with the OGCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof, subject to the terms and conditions hereof. Accordingly, the parties shall, subject to the provisions hereof, use commercially reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement in accordance with Section 3.5.


                                   ARTICLE II
                    THE SURVIVING CORPORATION AND USA WASTE

     Section 2.1 Articles of Incorporation. The Articles of Incorporation of AWS as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the OGCL.

     Section 2.2 Regulations. The Regulations of AWS as in effect immediately prior to the Effective Time shall be the Regulations of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Articles of Incorporation of the Surviving Corporation and the OGCL.

     Section 2.3 Directors. The directors of the Surviving Corporation shall be as designated in Schedule 2.3, and such directors shall serve in accordance with the Regulations of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     Section 2.4 Officers. The officers of the Surviving Corporation shall be as designated in Schedule 2.4, and such officers shall serve in accordance with the Regulations of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.


                                  ARTICLE III
                              CONVERSION OF SHARES

     Section 3.1 Conversion of AWS Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of AWS:

          (a) each outstanding share of AWS's Class A Common Stock, no par value ("Class A Common Stock"), and each outstanding share of AWS's Class B Common Stock, no par value ("Class B Common Stock" and, together with the Class A Common Stock, "AWS Common Stock"), shall, subject to Sections 3.1(b), 3.3 and 3.4, be converted into the right to receive, without interest, cash in an amount equal to Four Dollars ($4.00) per share (the "Merger Consideration"); and

          (b) each share of capital stock of AWS, if any, held in treasury by AWS or held by any subsidiary of AWS immediately prior to the Effective Time shall be canceled and shall cease to exist from and after the Effective Time without any payment being made therefor ("Canceled Shares").

     Section 3.2 Conversion of Mergerco Shares. At the Effective Time, by virtue of the Merger and without any action on the part of USA Waste as the sole stockholder of Mergerco, each issued and outstanding share of common stock, par value $.01 per share, of Mergerco ("Mergerco Common Stock") shall be converted into one share of common stock, no par value, of the Surviving Corporation.

     Section 3.3   Delivery of Merger Consideration.

          (a) Prior to the Effective Time, USA Waste shall select a bank or trust company reasonably acceptable to AWS to act as the paying agent for the Merger (the "Paying Agent"). At or prior to the Effective Time, USA Waste shall deposit or cause to be deposited in trust with the Paying Agent an amount equal to the Merger Consideration multiplied by the number of outstanding shares of AWS Common Stock (excluding Canceled Shares) (the "Payment Fund"). Out of the Payment Fund, the Paying Agent shall make the payments referred to in Section 3.3(c). The Payment Fund shall not be used for any other purpose. The Payment Fund may be invested by the Paying Agent, as directed by the Surviving Corporation, in (i) obligations of or guaranteed by the United States, (ii) commercial paper rated A-1, P-1, A-2 or P-2, (iii) certificates of deposit, bank repurchase agreements and bankers' acceptances of any bank or trust company organized under federal law or under any law of any state of the United

States or of the District of Columbia which has capital, surplus and undivided profits of at least One Billion Dollars ($1,000,000,000) and (iv) money market funds that are invested solely in any such securities. Any net earnings with respect thereto shall first be used to pay the fees and expenses of the Paying Agent. To the extent that such net earnings are not so used, then such remaining amount, determined at the end of each month until the remainder of the Payment Fund is paid to the Surviving Corporation in accordance with Section 3.3(f), shall be paid within 10 days of the end of each such month to the Surviving Corporation and Avalon in equal portions. After the remainder of the Payment Fund has been paid to the Surviving Corporation in accordance with the terms of
Section 3.3(f), Avalon shall not be entitled to subsequent earnings thereon.

          (b) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of AWS Common Stock as of the Effective Time a letter of transmittal for return to the Paying Agent (the "Paying Agent Letter"): (i) notifying of the effectiveness of the Merger; (ii) providing instructions for effecting the surrender and exchange of the certificates representing AWS Common Stock (the "Certificates") for the Merger Consideration; (iii) specifying that delivery shall be effected, and risk of loss of the Certificates shall pass, only upon delivery of Certificates to the Paying Agent; and (iv) including such other provisions as USA Waste and AWS agree on prior to the Effective Time.

          (c) USA Waste and the Surviving Corporation shall cause the Paying Agent to pay to the holder of any Certificate as soon as is practicable after receipt of such Certificate, or in lieu of such Certificate an affidavit of lost share certificate (including a customary indemnity against loss) in form and substance reasonably satisfactory to USA Waste, together with the Paying Agent Letter, duly executed, and any other item specified by the Paying Agent Letter, an amount equal to the product of (i) the number of shares of AWS Common Stock represented by the Certificate so surrendered multiplied by (ii) the Merger Consideration, less any applicable withholding taxes. No interest shall accrue or be paid on any cash payable upon the surrender of any Certificate. Each Certificate surrendered in accordance with the provisions of this Section 3.3(c) shall be canceled forthwith.

          (d) In the event of any transfer of ownership of shares of AWS Common Stock which is not registered in the transfer records of AWS, the Merger Consideration may be paid to the transferee only if (i) the Certificate representing such shares of AWS Common Stock is surrendered to the Paying Agent in accordance with Section 3.3(c), properly endorsed for transfer or accompanied by appropriate and properly endorsed stock powers, and is otherwise in proper form to effect such transfer, (ii) the person requesting such transfer pays to the Paying Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid, and (iii) such person establishes to the satisfaction of USA Waste that such transfer would not violate any applicable federal or state securities laws.

          (e) At and after the Effective Time, each holder of a Certificate that represented issued and outstanding shares of AWS Common Stock immediately prior to the

Effective Time shall cease to have any rights as a stockholder of AWS, except for the right to surrender his or her Certificate in exchange for the Merger Consideration and except as otherwise provided by applicable law, and no transfer of shares of AWS Common Stock shall be made on the stock transfer books of the Surviving Corporation.

          (f) Any portion of the Payment Fund that remains unclaimed as of the end of the month in which the first anniversary of the Effective Time occurs shall be paid to the Surviving Corporation upon demand, except as provided in the next to last sentence of Section 3.3(a). Any holders of Certificates who have not theretofore complied with this Section 3.3 shall thereafter look only to the Surviving Corporation and USA Waste for payment (subject to applicable abandoned property, escheat and similar laws) of their claim for the Merger Consideration, without interest thereon. Notwithstanding the foregoing, neither USA Waste, the Surviving Corporation nor the Paying Agent shall be liable to a holder of a Certificate for any Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 3.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of AWS Common Stock ("Dissenting Shares") that are held by stockholders who shall not have voted such shares in favor of approval and adoption of the Merger and this Agreement and who, not later than 10 days after the date on which the vote of the stockholders on the approval and adoption of the Merger and this Agreement is taken, shall have delivered to AWS or the Surviving Corporation a written demand for payment of the fair cash value of such shares in the manner provided in Section 1701.85 of the OGCL ("Section 1701.85") shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to payment of the fair cash value of such Dissenting Shares in accordance with the provisions of
Section 1701.85; provided, however, that (i) if any holder of Dissenting Shares does not comply with Section 1701.85 (unless the Surviving Corporation waives such failure); (ii) if any holder of Dissenting Shares subsequently withdraws such holder's demand for payment of the fair cash value of such Dissenting Shares (with the consent of the Surviving Corporation), or (iii) if the Surviving Corporation and the holders of Dissenting Shares have not come to an agreement as to the fair cash value per share, and neither any holder of Dissenting Shares nor the Surviving Corporation has filed or joined in a complaint under division (B) of Section 1701.85 within the period provided in that division, then the right and obligation of the holder or holders (as the case may be) of Dissenting Shares to receive the fair cash value of the Dissenting Shares as to which the holder or holders seek relief under Section 1701.85, and the right and obligation of the Surviving Corporation to purchase such Dissenting Shares and to pay fair cash value for such Dissenting Shares, shall terminate, and such Dissenting Shares shall thereupon be deemed to have been converted into the right to receive the Merger Consideration as provided in
Section 3.1 and shall have only such rights as provided under this Agreement and the OGCL.

     Section 3.5 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to USA Waste and AWS as soon as practicable (and in any event within 15 business days) following the date on which the last of the conditions set forth in Article IX is fulfilled or waived, or at such other time and place as USA Waste and AWS shall agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

     Section 3.6   Pre-Closing Financial Transactions.

          (a)  General Procedure.   Attached hereto as Schedule 3.6 is a
spreadsheet that, among other things, includes the pro forma balance sheet of AWS and the Retained Subsidiaries as of October 31, 1997 and illustrates the procedure for determining (i) the amount of the Contributed Net Intercompany Receivables (as defined in Section 3.6(c)(iii)); (ii) the amount of the primary (and, if necessary, the secondary) loan to be made by USA Waste to AWS (as described in Sections 3.6(c) and 3.6(e)); (iii) the Net Working Capital (as defined in Section 3.6(e)) adjustment; and (iv) the types and amounts of pre-Distribution payments contemplated by this Agreement. In illustrating such procedure, Schedule 3.6 reflects estimated amounts for the Transaction Liabilities (as defined in Section 3.6(c)), an estimate of the Distribution Tax (as defined in Section 3.8) and an estimate of the Net Intercompany Receivables (as defined in Section 3.6(c)(iii)).

          (b) Final Balance Sheet. Prior to the Distribution Date (as defined in the Distribution Agreement), the Final Balance Sheet (as defined in Section 3.7) will be substituted for the pro forma balance sheet of AWS and the Retained Subsidiaries as of October 31, 1997 in the spreadsheet on Schedule 3.6, and the final amounts for previously estimated items (labeled as Items (B) through (Q) on Schedule 3.6) will be determined. Any reference to any capital letter in parenthesis, as in the immediately preceding sentence, in this Section 3.6 is a reference to an item on Schedule 3.6.

          (c)  Primary USA Loan.  Subject to the limitations set forth in
Section 3.6(g), USA Waste shall, immediately prior to the Contribution, lend to AWS, pursuant to a promissory note in a form to be agreed upon by AWS and USA Waste (a "Promissory Note"), an amount (C) (the "Primary USA Loan") equal to (A) $150,000,000 minus (B) the product of the Merger Consideration multiplied by the number of shares of AWS Common Stock outstanding as of such time (excluding all Canceled Shares). AWS shall use the funds from the Primary USA Loan solely as illustrated on Schedule 3.6, and solely as more fully described as follows:

               (i) First, AWS shall use those funds to pay or cause to be paid the following obligations (collectively, the "Transaction Liabilities") of AWS and the Retained Subsidiaries determined as of the Distribution Date:

                    (x) The (D) transaction costs incurred by AWS in connection with the Merger, the Contribution and the Distribution (the "Transaction Costs"), including legal, accounting and valuation fees, the fees and costs payable to the Investment Banker (as defined in Section 3.8), the costs of printing and mailing the Proxy Statement (as defined in Section 5.4) and any other documents distributed to AWS's stockholders in connection with this Agreement, and any filing or registration fees associated therewith;

                    (y) The amount required to redeem (E) outstanding options to purchase AWS Common Stock in accordance with Section 8.7; and

                    (z) The amount (F) outstanding under AWS's existing revolving credit facility (the "Credit Facility") as of December 31, 1997, plus any amounts (G) borrowed thereunder since December 31, 1997, the proceeds of which are not used for a purpose primarily attributable to any Retained Subsidiary, plus (H) accrued but unpaid interest thereon from December 31, 1997.

               (ii) Second, after having made the above payments, AWS shall reserve an amount (J) to pay the Distribution Tax when due, which amount is to be determined as set forth in Section 3.8.

               (iii) Third, AWS shall calculate the remaining funds available from the Primary USA Loan (K) (the "Remaining Funds") and then shall calculate the sum of the obligations owed by any Retained Subsidiary to AWS (which shall be treated as positive numbers) and the intercompany obligations owed by AWS to any Retained Subsidiary (which shall be treated as negative numbers), all of which shall be listed in the row entitled "Net Intercompany Balances" on Schedule 3.6. Such sum is the "Net Intercompany Receivables."

                    (x) If the Remaining Funds are greater than or equal to the sum of the Net Intercompany Receivables, the long-term debt owed by Mahoning Landfill Inc. to AWS (the "MLI Debt"), and any Retained Stock Option Liability (as hereinafter defined) (which shall be treated as a positive number), then an amount equal to the Net Intercompany Receivables shall be deemed contributed to Avalon under the Distribution Agreement as "Contributed Net Intercompany Receivables" for purposes of Section 3.6(e).

                    (y) If the Remaining Funds are less than the sum of the Net Intercompany Receivables, the MLI Debt, and any Retained Stock Option Liability (which shall be treated as a positive number), then only such amount of such intercompany obligations owed to AWS equal to the excess of the Remaining Funds over the MLI Debt and any Retained Stock Option Liability shall be deemed contributed to Avalon under the Distribution Agreement as "Contributed Net Intercompany Receivables" for purposes of Section 3.6(e).

          (d) Contribution. Subject to the restrictions set forth in Section 3.6(g), following the final determination of Contributed Net Intercompany Receivables pursuant to Sections 3.6(c) and 3.6(e) and following the payment of the Transaction Liabilities by AWS pursuant to Section 3.6(c)(i) and the reservation for any Distribution Tax as contemplated by Section 3.6(c)(ii), AWS shall contribute the Contributed Net Intercompany Receivables and the MLI Debt to Avalon and shall contribute sufficient amounts of Remaining Funds to the appropriate Retained Subsidiaries for and shall cause such Retained Subsidiaries to pay Avalon for (L) the Contributed Net Intercompany Receivables and (M) the MLI Debt.

          (e)  Net Working Capital Adjustment.   Following all the above
adjustments to the Final Balance Sheet, a determination of (Q) the net working capital of AWS and its Retained Subsidiaries (the "Net Working Capital") is to be made as follows: a pro forma consolidated balance sheet (see column 17 of Schedule 3.6) is to be generated taking into account all such adjustments and the Net Working Capital is to be calculated by subtracting (P) the current liabilities (which shall include the water-line liability of Mahoning Landfill Inc., which is deemed to be equal to $750,000.00) from (O) the current assets on such balance sheet. For purposes of the foregoing calculation, the full amount of the Primary USA Loan shall be deemed to be a long-term liability.

               (i) If the Net Working Capital so calculated is a positive number, then USA Waste will make a "Secondary USA Loan" upon delivery of a second Promissory Note from AWS in an amount sufficient for AWS to make and AWS shall make an additional cash contribution to Avalon in an amount equal to the Net Working Capital as part of the Contribution.

               (ii) If the Net Working Capital so calculated is a negative number, then the amount (L) of Contributed Net Intercompany Receivables to be contributed by AWS to Avalon pursuant to Section 3.6(d) will be reduced by such number (the "Net Working Capital Deficiency").

To the extent that the net working capital of the Retained Subsidiaries increases after December 31, 1997, the Surviving Corporation shall have the benefit of such increase, and to the extent the net working capital of the Retained Subsidiaries decreases after December 31, 1997, the Surviving Corporation shall bear such decrease.

          (f) Retained Stock Option Adjustment. To the extent that outstanding stock options exercisable for shares of AWS Common Stock have not been redeemed by AWS or converted into Avalon Employee Options (as hereinafter defined) in accordance with Section 8.7 ("Retained Stock Options"), then an aggregate amount equal to the sum of (i) the difference between the Merger Consideration and the exercise price of each such Retained Stock Option, (ii) multiplied by the number of shares of AWS Common Stock for which such Retained Stock Option is exercisable ("Retained Stock Option Liability") shall be applied as provided in
Section 3.6(c)(iii). Notwithstanding the foregoing, if the exercise price of any Retained Stock Option exceeds the Merger Consideration then the Retained Stock Option Liability with respect to such option shall equal the product of $1.00 and the number of shares of AWS Common Stock for which such Retained Stock Option is exercisable.

          (g) Limitations. Notwithstanding anything herein to the contrary, if the sum of the Transaction Liabilities, the Distribution Tax, the Net Working Capital Deficiency and the Retained Stock Option Liability is greater than the amount of the Primary USA Loan, then USA Waste shall not be obligated to consummate the Merger and shall be entitled to terminate this Agreement and if USA Waste terminates this Agreement, it shall have no obligation to make the Primary USA Loan or the Secondary USA Loan. For purposes of assisting USA Waste in determining the applicability of this limitation, the Distribution Tax and Net Working Capital Deficiency shall be calculated as provided herein, and at least fifteen (15) days prior to the Distribution, AWS shall provide USA Waste with a good faith estimate of the Transaction Liabilities and the aggregate Retained Stock Option Liability along with reasonable supporting documentation.

     Section 3.7   Final Balance Sheet.

          (a) Within 60 days after December 31, 1997, AWS will provide USA Waste with the unaudited consolidated balance sheet of AWS and the Retained Subsidiaries as of such date, prepared in accordance with generally accepted accounting principles applied on a consistent basis and then adjusted as described below (the "Final Balance Sheet"). The Final Balance Sheet shall be prepared using the same methods and criteria employed by AWS in connection with the preparation of the AWS Financial Statements (as defined in Section 6.5) except as described below, and shall not reflect any revaluation of any assets or liabilities. In order to prepare the Final Balance Sheet, the unaudited consolidated balance sheet of AWS as of December 31, 1997 shall be adjusted in the same manner as the pro forma balance sheet of AWS as of October 31, 1997 is adjusted in columns (1) through (10) of Schedule 3.6. AWS shall provide USA Waste and its accountants, attorneys and advisors with reasonable access to the books and records of AWS (including all work papers) to the extent necessary to verify the Final Balance Sheet. USA Waste shall have 30 days after receipt of the Final Balance Sheet to review it and make any good faith objections in writing to AWS. If such objections are made to AWS within such period, USA Waste and AWS shall attempt to resolve the matter or matters in dispute. If no objections are made within the time period provided above, the Final Balance Sheet shall be deemed accepted by USA Waste and shall be final and binding.

          (b) If disputes with respect to the Final Balance Sheet cannot be resolved by USA Waste and AWS within 30 days after receipt of USA Waste's written objections thereto, then the specific matters in dispute shall be submitted to the Pittsburgh office of Arthur Andersen LLP ("Arthur Andersen"), which shall render its opinion as to such matters. Arthur Andersen shall send to USA Waste and AWS its determination of the specific matters in dispute and the Final Balance Sheet, adjusted to the extent necessary to be consistent with that determination, which determination and revised Final Balance Sheet shall be final and binding on the parties. The fees and expenses of Arthur Andersen pursuant to this Section 3.7 shall be shared equally by USA Waste and AWS and AWS's portion thereof shall be part of the Transaction Costs.

     Section 3.8 Distribution Tax. Prior to the Effective Time, the parties shall calculate the federal, state and local income, sales, transfer and other taxes (the "Distribution Tax") which may be incurred by AWS on the taxable gain, if any, recognized on the Distribution. In calculating the Distribution Tax, USA Waste and AWS agree to abide by the opinion (the "Valuation") of Houlihan, Lokey, Howard & Zukin, Inc., an investment banking firm selected by USA Waste and AWS (the "Investment Banker"), as to the fair market value of Avalon as of the Distribution Date. After the Investment Banker has delivered the Valuation to USA Waste and AWS, AWS shall calculate the taxable gain, if any, to AWS resulting from the Distribution and the resulting federal, state and local income, sales, transfer and other taxes thereon, using AWS's adjusted tax basis in its Avalon stock as of the Distribution Date. USA Waste, its counsel and its independent public accountants shall then have the opportunity to review and confirm such calculation of the Distribution Tax and, in so doing, shall be given access to all work papers, books, records and other information in the possession of AWS and its independent public accountants relevant in the reasonable judgment of USA Waste to such calculation. Should USA Waste disagree as to the amount of the Distribution Tax calculated by AWS, then USA Waste and AWS shall appoint Arthur Andersen to calculate the Distribution Tax based upon the Valuation, AWS's adjusted tax basis in its Avalon stock and other relevant information. The calculation by Arthur Andersen of the Distribution Tax shall be final and binding on USA Waste and AWS. The fees and expenses of Arthur Andersen in calculating the Distribution Tax shall be shared equally by USA Waste and AWS and AWS's portion thereof shall be part of the Transaction Costs.

                                   ARTICLE IV
                        CERTAIN PRE-MERGER TRANSACTIONS

     Section 4.1   Ancillary Agreements.  Prior to the Distribution, AWS will
(a) execute and deliver the Distribution Agreement and the Tax Allocation Agreement and (b) cause Avalon to execute and deliver the Distribution Agreement and the Tax Allocation Agreement.

     Section 4.2 Contribution of Assets and Assumption of Liabilities. Immediately prior to the Distribution and pursuant to the terms of the
Distribution Agreement, AWS and Avalon will consummate the Contribution.

     Section 4.3 Distribution. At least one day prior to the Closing Date, pursuant to the terms of the Distribution Agreement, AWS will cause the Contribution to be consummated and effect the Distribution if all other conditions to the Closing have been satisfied or waived and certificates to that effect shall have been delivered (i) to AWS from USA Waste in which USA Waste has unconditionally agreed to consummate the Merger as of the opening of business on the next business day, and (ii) to USA Waste from AWS in which AWS has unconditionally agreed to consummate the Merger as of the opening of business on the next business day.

                                   ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF
                            USA WASTE AND MERGERCO

     USA Waste and Mergerco each represent and warrant to AWS that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of USA Waste (the "USA Waste Disclosure Schedule"), it being agreed that disclosure of any item on the USA Waste Disclosure Schedule shall be deemed to be with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the USA Waste Disclosure Schedule:

     Section 5.1 Organization and Qualification. Each of USA Waste and Mergerco is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of USA Waste and Mergerco is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of USA Waste and its subsidiaries, taken as a whole.

     Section 5.2   Authority; Non-Contravention; Approvals.

          (a) USA Waste and Mergerco each have full corporate power and authority to enter into this Agreement and, subject to making or obtaining the USA Waste Required Statutory Approvals (as defined in Section 5.2(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of USA Waste and Mergerco, and no other corporate proceedings on the part of USA Waste or Mergerco are necessary to authorize the execution and delivery of this Agreement or the consummation by USA Waste and Mergerco of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of USA Waste and Mergerco, and, assuming the due authorization, execution and delivery hereof by AWS, constitutes a valid and legally binding agreement of each of USA Waste and Mergerco enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution and delivery of this Agreement by each of USA Waste and Mergerco do not violate, conflict with, result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, and will not result in the termination of, accelerate the performance required by, result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance (collectively, "Liens") upon any of the properties or assets of USA Waste or any of its subsidiaries under, any of the terms, conditions or provisions of (i) the respective charters or bylaws of USA Waste or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to USA Waste or any of its subsidiaries or any of their respective properties or assets (including without limitation Environmental Laws, as defined in Section 6.15) or
(iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which USA Waste or any of its subsidiaries is a party or by which USA Waste or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by USA Waste and Mergerco of the transactions contemplated hereby will not result in any violation, conflict, breach, default, termination, acceleration or creation of Liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject in the case of the terms, conditions and provisions described in clause (ii) to making or obtaining (prior to the Effective Time) the USA Waste Required Statutory Approvals. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions and provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of USA Waste and its subsidiaries, taken as a whole.

          (c) Except for (i) the filings by USA Waste and AWS required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the making of the Merger Filing with the Secretary of State of the State of Ohio in connection with the Merger, and (iii) any required filings with or approvals from applicable state environmental authorities, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "USA Waste Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by USA Waste or Mergerco or the consummation by USA Waste or Mergerco of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents and approvals, which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of USA Waste and its subsidiaries, taken as a whole.

     Section 5.3 Litigation. There are no claims, suits, actions or proceedings ("Proceedings") pending or, to the knowledge of USA Waste, threatened against, relating to or affecting USA Waste or any of its subsidiaries before any court, governmental department, commission, agency, instrumentality or authority, or arbitrator that seek to restrain or enjoin the consummation of the Merger.

     Section 5.4 Proxy Statement. None of the information to be supplied by USA Waste or its subsidiaries for inclusion in the proxy statement (and any amendments thereof or
supplements thereto) to be distributed in connection with AWS's meeting of its stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement") will, at the time of the mailing of the Proxy Statement (and any amendments thereof or supplements thereto), and at the time of the meeting of stockholders of AWS to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF AWS

     AWS represents and warrants to USA Waste and Mergerco that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of AWS (the "AWS Disclosure Schedule"), it being agreed that disclosure of any item on the AWS Disclosure Schedule shall be deemed to be with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the AWS Disclosure Schedule:

     Section 6.1 Organization and Qualification. AWS is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. AWS is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole. True, accurate and complete copies of AWS's Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to USA Waste.

     Section 6.2   Capitalization.

          (a) The authorized capital stock of AWS consists of 70,000,000 shares of Class A Common Stock, 30,000,000 shares of Class B Common Stock and 2,000,000 shares of preferred stock. As of December 31, 1997, 25,300,278 shares of Class A Common Stock, 5,124,888 shares of Class B Common Stock and no shares of such preferred stock were issued and outstanding. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights. No subsidiary of AWS holds any shares of the capital stock of AWS.

          (b) Except as disclosed in the AWS SEC Reports (as defined in Section 6.5), as of the date hereof there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating AWS or any subsidiary of AWS to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating AWS or any subsidiary of AWS to grant, extend or enter into any such agreement or commitment. Each outstanding option or warrant to purchase AWS Common Stock is listed on the AWS Disclosure Schedule, which sets forth (i) the name of the holder, (ii) which entity employs the holder, if applicable,
(iii) the number of shares of AWS Common Stock for which such option or warrant is exercisable and (iv) the exercise price of such option or warrant. There are no voting trusts, proxies or other agreements or understandings to which AWS or any subsidiary of AWS is a party or is bound with respect to the voting of any shares of capital stock of AWS other than the Voting Agreements executed in connection with this Agreement.

     Section 6.3 Subsidiaries. Each direct and indirect corporate subsidiary of AWS is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of AWS is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each corporate subsidiary of AWS are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by AWS free and clear of any Liens. There are no outstanding subscriptions, options, calls, warrants, rights, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer or ownership of, or other rights with respect to, any shares of capital stock of any corporate subsidiary of AWS, including any right of conversion or exchange under any outstanding security, instrument or agreement. Each subsidiary of AWS is listed on Section
6.3 of the AWS Disclosure Schedule. AWS is not the record or beneficial owner of any interests in any entity other than the subsidiaries so listed.

     Section 6.4   Authority; Non-Contravention; Approvals.

          (a) AWS has full corporate power and authority to enter into this Agreement and, subject to obtaining the AWS Stockholders' Approval (as defined in Section 8.3) and making or obtaining the AWS Required Statutory Approvals (as defined in Section 6.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of AWS, and no other corporate proceedings on the part of AWS are necessary to authorize the execution and delivery of this Agreement or, except for the AWS Stockholders' Approval and the approval of the Contribution and the declaration of the Distribution by the Board of Directors of AWS, the consummation by AWS of the transactions contemplated hereby. The forms of the Ancillary Agreements have been approved by the Board of Directors of AWS. This Agreement has been duly executed and delivered by AWS, and, assuming the due authorization, execution and delivery hereof by USA Waste and Mergerco, constitutes a valid and legally binding agreement of AWS enforceable against AWS in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles. Without limitation of the foregoing, each of the covenants and obligations of AWS set forth in Sections 7.1, 8.1, 8.2, 8.3, 8.5, 8.6, 8.7, 8.8, 8.9 and 8.10
is valid, legally binding and enforceable notwithstanding the absence of the AWS Stockholders' Approval except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution and delivery of this Agreement by AWS do not violate, conflict with, result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, and will not result in the termination of, accelerate the performance required by, result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of AWS or any of its subsidiaries under, any of the terms, conditions or provisions of (i) the respective charters or bylaws of AWS or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to AWS or any of its subsidiaries or any of their respective properties or assets (including without limitation Environmental Laws), or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which AWS or any of its subsidiaries is a party or by which AWS or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by AWS of the transactions contemplated hereby will not result in any violation, conflict, breach, default, termination, acceleration or creation of Liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions and provisions described in clause (ii) to making or obtaining (prior to the Effective Time) the AWS Required Statutory Approvals and the AWS Stockholders' Approval, and (y) in the case of the terms, conditions and provisions described in clause (iii) to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties. All consents required from commercial lenders, lessors and third parties are set forth in Section 6.4 of the AWS Disclosure Schedule. Excluded from the foregoing sentences of this paragraph
(b), insofar as they apply to the terms, conditions and provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole.

          (c) Except for (i) the filings by USA Waste and AWS required by the HSR Act, (ii) the filing of the Proxy Statement with the Securities and Exchange Commission (the

"SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the making of the Merger Filing with the Secretary of State of the State of Ohio in connection with the Merger, (iv) the filings and approvals required to effect the Contribution and the Distribution, and (v) any required filings with or approvals from applicable state environmental authorities, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "AWS Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by AWS or the consummation by AWS of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents and approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole.

     Section 6.5 Reports and Financial Statements. Since December 31, 1994, AWS has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements) required to be filed by it under each of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. AWS has previously delivered to USA Waste copies of its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1996 and for each of the two immediately preceding fiscal years, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) held, and (ii) all actions by written consent in lieu of a stockholders' meeting taken, since December 31, 1994 and prior to the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by AWS with the SEC since December 31, 1994 and prior to the date hereof (other than registration statements filed on Form S-8) (the documents referred to in clauses (a), (b) and (c) are collectively referred to as the "AWS SEC Reports"). As of their respective dates, the AWS SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of AWS included in such reports (collectively, the "AWS Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of AWS and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

     Section 6.6 Absence of Undisclosed Liabilities. Except as disclosed in the AWS SEC Reports, neither AWS nor any of its subsidiaries had at September 30, 1997, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against on the AWS Financial Statements or reflected in the notes thereto or (ii) which were incurred after September 30, 1997, and were incurred in the ordinary course of business and consistent with past practices,
(b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole or (ii) will have been discharged or paid in full prior to the Closing Date, and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of AWS and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

     Section 6.7 Absence of Certain Changes or Events. Since the date of the most recent AWS SEC Report that contains consolidated financial statements of AWS, except as disclosed in the AWS SEC Reports, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole, except for changes that affect the industries in which AWS and its subsidiaries operate generally or volume reductions to the extent arising from business decisions made by existing or potential customers.

     Section 6.8 Litigation. Except as disclosed in the AWS SEC Reports, there are no Proceedings pending or, to the knowledge of AWS, threatened against, relating to or affecting AWS or any of its subsidiaries before any court, governmental department, commission, agency, instrumentality or authority, or arbitrator that seek to restrain or enjoin the consummation of the Merger or that could reasonably be expected, either alone or in the aggregate with all such Proceedings, to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole. All such Proceedings pending or threatened against, relating to or affecting AWS or any of its subsidiaries are set forth in Section 6.8 of the AWS Disclosure Schedule. Except as referred to in the AWS SEC Reports or disclosed in the AWS Disclosure Schedule, neither AWS nor any of its subsidiaries is subject to any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or authority, or arbitrator that prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole.

     Section 6.9 Proxy Statement. None of the information to be supplied by AWS or its subsidiaries for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement (and any amendments thereof or supplements thereto), and at the time of the meeting of stockholders of AWS to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by AWS with respect to information supplied by USA Waste or Mergerco for inclusion therein.

     Section 6.10 No Violation of Law. Except as disclosed in the AWS SEC Reports, neither AWS nor any of its subsidiaries is in violation of or has been given notice of or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole. Except as disclosed in the AWS SEC Reports, as of the date of this Agreement, to the knowledge of AWS and its subsidiaries, no investigation or review by any governmental or regulatory body or authority is pending or threatened nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries taken as a whole. AWS and its Retained Subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole (collectively, the "AWS Permits"). All of the AWS Permits are listed in Section
6.10 of the AWS Disclosure Schedule. AWS and its Retained Subsidiaries are not in violation of the terms of any AWS Permit, except for violations which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations of AWS and its subsidiaries, taken as a whole.

     Section 6.11 Compliance with Agreements. Except as disclosed in the AWS SEC Reports, AWS and each of its Retained Subsidiaries are not in breach, violation, or default in the performance or observance of any term or provision, of and no event has occurred which with lapse of time or action by a third party could result in a default under (a) the respective charters, bylaws or similar organizational instruments of AWS or any of its Retained Subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which AWS or any of its Retained Subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) above, would have, in the aggregate, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole.

     Section 6.12   Taxes.

          (a) AWS and its subsidiaries have duly filed (or there has been filed on their behalf) with the appropriate taxing authority all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof other than any Tax Returns, the failure to file which would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole. The Tax Returns filed by or on behalf of AWS and its subsidiaries are true, correct and complete in all material respects and all Taxes shown thereon have been duly paid in full or adequate provision has been made therefor in accordance with generally accepted accounting principles for the payment of Taxes for all past and current periods. The liabilities and reserves for Taxes (as hereinafter defined) reflected in the balance sheet included in the latest AWS SEC Report to cover all Taxes for all periods ending at or prior to the date of such balance sheet have been determined in accordance with generally accepted accounting principles, and there is no material liability for Taxes for any period beginning after such date other than Taxes arising in the ordinary course of business. There are no Liens for Taxes upon any property or assets of AWS or any Retained Subsidiary thereof, except for Liens for Taxes not yet due or Taxes being contested in good faith and adequately reserved against in accordance with generally accepted accounting principles. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service ("IRS") or any other governmental taxing authority with respect to Taxes of AWS or any of its subsidiaries which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole. Neither AWS nor its subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than waivers and extensions of time which are no longer in effect. Neither AWS nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly owned corporate subsidiary of AWS. Neither AWS nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of
Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, social security, occupation, use, service, license, net worth, payroll, franchise, transfer and recording taxes, and fees and charges imposed by federal, state or local agencies on the transport, handling or disposal of hazardous waste or the IRS or any other taxing authority (whether domestic or foreign, including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

          (c) Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns and documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document declaration or other information.

     Section 6.13   Employee Benefit Plans; ERISA.

          (a) Except as disclosed in the AWS SEC Reports, at the date hereof, AWS and its subsidiaries do not maintain or contribute to any material employee benefit plans, programs, arrangements and practices (such plans, programs, arrangements and practices of AWS and its subsidiaries being referred to as the "AWS Plans"), including employee benefit plans within the meaning set forth in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the
Code). Neither AWS nor any of its subsidiaries contributes to, has ever contributed to or has ever had an obligation to contribute to, any Multi-employer Plan or any Multiple Employer Plan. Neither AWS nor any of its subsidiaries maintains or contributes to or has ever maintained or contributed to any plan subject to Title IV of ERISA. Neither AWS nor any of its subsidiaries has any obligation to create any additional material employee benefit plan, program, arrangement or practice or to amend any AWS Plan so as to increase benefits thereunder, except as required under the terms of the AWS Plans, under existing collective bargaining agreements or to comply with applicable law.

          (b) Except as disclosed in the AWS SEC Reports, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Code with respect to any of the AWS Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole, (ii) each of the AWS Plans has been operated and administered in all material respects in accordance with all applicable laws, rules and regulations during the period of time covered by the applicable statute of limitations, (iii) each of the AWS Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination, to the knowledge of AWS and its subsidiaries, has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such AWS Plans and the period for making any such retroactive amendment has not expired, and (iv) to the knowledge of AWS and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the AWS Plans or any fiduciary thereunder, other than claims for benefits in the ordinary course, which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole.

          (c) The AWS SEC Reports contain a true and complete summary or list of or otherwise describe all material contracts with employees and other employee benefit arrangements that extend rights to employees of AWS or any of its subsidiaries that are triggered by a change in the equity ownership of AWS or other significant event involving AWS's equity ownership or similar provisions and all severance agreements with any employee of AWS or any subsidiary.

          (d) There are no agreements which will or may provide payments to any officer, employee, stockholder or highly compensated individual which will be "parachute payments" under Code Section 280G that are nondeductible to AWS or subject to tax under Code Section 4999 for which AWS or any subsidiary would have withholding liability.

     Section 6.14 Labor Controversies. Except as disclosed in the AWS SEC Reports, (a) there are no significant controversies pending or, to the knowledge of AWS and its Retained Subsidiaries, threatened between AWS or any of its Retained Subsidiaries and any representatives of any of their employees and (b) to the knowledge of AWS and its Retained Subsidiaries, there are no material organizational efforts presently being made involving any of the presently unorganized employees of AWS or any of its Retained Subsidiaries, except for such controversies and organizational efforts, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its Retained Subsidiaries, taken as a whole. All collective bargaining agreements to which AWS or any of its subsidiaries is a party are listed in Section 6.14 of the AWS Disclosure Schedule.

     Section 6.15   Environmental Matters.

          (a) Except as disclosed in the AWS SEC Reports, (i) AWS and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by AWS or any of its subsidiaries contain any Hazardous Substance (as defined below) as a result of any activity of AWS or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) since January 1, 1995, neither AWS nor any of its subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign governmental entity indicating that AWS or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business, (iv) there are no civil, criminal or administrative Proceedings pending or, to the knowledge of AWS, threatened against AWS or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by AWS or any of its subsidiaries as a result of any activity of AWS or any of its subsidiaries during the time such properties were owned, leased or operated by AWS or any of its subsidiaries, and (vi) neither AWS, its subsidiaries nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for any violations of the foregoing clauses (i) through (vi) that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole.

          (b) As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act, the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

          (c) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law. "Hazardous Substance" includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     Section 6.16 Non-Competition Agreements. Neither AWS nor any subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect any of them from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, chemical or hazardous wastes, liquid and other wastes or any other material business currently engaged in by USA Waste or AWS or any of their subsidiaries. None of AWS's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with AWS, restricts in any material respect AWS or any subsidiary of AWS from directly or indirectly, engaging in any of the businesses described above.

     Section 6.17   Title to Assets.    AWS and each of its Retained
Subsidiaries has good and marketable title in fee simple to all real property owned by it and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the AWS Financial Statements, except for properties that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all Liens of any nature whatsoever, except (i) the Lien for current Taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair AWS's business operations (in the manner presently carried on by AWS), or (iii) as disclosed in the AWS SEC Reports, and except for such matters which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole. All leases under which AWS leases any real or personal property are in good standing, valid and effective in accordance with their respective terms and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole. All real property owned or leased by AWS or any of the Retained Subsidiaries is listed in Section 6.17 of the AWS Disclosure Schedule, and all items of personal property valued in excess of $5,000 owned by AWS or any of its Retained Subsidiaries not reflected on the fixed asset list previously provided to USA Waste are listed in Section 6.17 of the AWS Disclosure Schedule. The assets owned or leased by the Retained Subsidiaries at the Effective Time, together with the rights of AWS and the Retained Subsidiaries under the Distribution Agreement and the rights that the parties currently anticipate that AWS will have under the Transitional Services Agreement (as defined in the Distribution Agreement) to be entered into between AWS and Avalon, will enable AWS to operate the Retained Business in a manner consistent with past practice.

     Section 6.18   Retained Business.

          (a) Attached hereto as Section 6.18 of the AWS Disclosure Schedule is an unaudited pro forma consolidated balance sheet of the Retained Business at October 31, 1997 (the "Retained Business Balance Sheet"). The Retained Business Balance Sheet has been prepared on a pro forma basis giving effect to the Distribution in accordance with generally accepted accounting principles (except as expressly stated therein) on a basis consistent with the

AWS Financial Statements, and fairly presents in all material respects (subject to the absence of footnotes and normal, recurring audit adjustments) the assets and liabilities of the Retained Business as at the date thereof after giving effect to the Distribution (assuming the Distribution occurred on October 31, 1997).

          (b) AWS or one of the Retained Subsidiaries directly or indirectly owns or has a valid leasehold interest in the assets reflected on the Retained Business Balance Sheet, free and clear of any Liens, except (i) as may be reflected in the Retained Business Balance Sheet, (ii) Liens for Taxes, payments of which were not delinquent as of October 31, 1997, (iii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby or otherwise materially impair the operation of the Retained Business (in the manner it is presently conducted), or (iv) as disclosed in the AWS SEC Reports, and except for such matters which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Retained Business, taken as a whole. All of the buildings and material tangible personal property owned or leased by AWS and its Retained Subsidiaries that are included in the Retained Business are in good working condition (normal wear and tear excepted) and are suitable in all material respects for the purposes for which they are being used. AWS has reasonable relationships with its customers, employees and others having business dealings with the Retained Business.

     Section 6.19   Certain Payments.   Neither AWS, any of its subsidiaries,
nor any director, officer, employee, agent, representative or other person acting for or on behalf of AWS or any subsidiary, has directly or indirectly made any contribution, gift, bribe, kickback or other payment (including any political contribution with corporate funds, any payment from corporate funds not recorded on the books and records of AWS, any payment from corporate funds that was falsely recorded on the books and records of AWS, any payment from corporate funds to government officials for improper purposes or any payment from corporate funds to obtain or retain business) to any person or entity, whether in money, property or services, (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions or for special concessions already obtained for or in respect of AWS or any affiliate of AWS, or (iv) in any other manner or for any other purpose, which, in any such case, violates applicable legal requirements.

     Section 6.20 AWS Stockholders' Approval. The affirmative vote of stockholders of AWS having the power to vote outstanding shares of Class A Common Stock that have at least two-thirds of the voting power of all outstanding shares of Class A Common Stock and the affirmative vote of stockholders of AWS having the power to vote outstanding shares of Class B Common Stock that have at least two-thirds of the voting power of all outstanding shares of Class B Common Stock, voting as two separate classes, and the affirmative vote of stockholders of AWS having the power to vote outstanding shares of AWS Common Stock that have a majority of the voting power of all outstanding shares of AWS Common Stock, excluding the voting power of interested shares (as defined in Section 1701.01(CC) of the OGCL) are required for approval and adoption of this Agreement and the Merger.

     Section 6.21   Brokers and Finders.   AWS has not entered into any
contract, arrangement or understanding with any person or firm (other than the Investment Banker) which may result in the obligation of AWS to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. There is no claim for payment by AWS of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby other than for the fees and expenses of the Investment Banker.


                                  ARTICLE VII
                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 7.1   Conduct of Business by AWS Pending the Merger.   Except as
otherwise contemplated by this Agreement or disclosed in Section 7.1 of the AWS Disclosure Schedule and except for the transactions contemplated by the Distribution Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless USA Waste shall otherwise agree in writing, which shall not be unreasonably withheld, AWS shall, and shall cause each of its subsidiaries to (other than with respect to Sections 7.1(g), (h), (i) and (j), for which AWS shall cause only each of its Retained Subsidiaries
to):


          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice, including, without limitation, cash management;

          (b) not (i) amend or propose to amend their respective charters or bylaws, (ii) split, combine or reclassify their outstanding capital stock or
(iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by any wholly owned subsidiary of AWS in the ordinary and usual course of business and consistent with past practice;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional share of its capital stock of any class or any options, warrants or rights of any kind to acquire any share of its capital stock of any class or any debt or equity securities convertible into or exchangeable for its capital stock, except that AWS may issue shares upon exercise of options outstanding on the date hereof;

          (d) not (i) incur or become contingently liable for any additional long-term debt other than borrowings under the Credit Facility in the ordinary course of business; provided, however, that the maximum amount outstanding at any time under the Credit Facility shall not exceed $18,000,000, including letters of credit issued thereunder, (ii) incur or become contingently liable with respect to any other indebtedness for borrowed money other than short-term borrowing in the ordinary course of business or borrowing to refinance existing indebtedness on terms reasonably acceptable to USA Waste, (iii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any shares of its capital stock or any security convertible into or exchangeable for shares of its capital stock, (iv) make any acquisition of any assets or businesses other than expenditures for fixed or capital assets to be used in the ordinary course of business and consistent with Section 7.1(g) below, (v) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) not (i) make any intercompany loans among AWS and its subsidiaries, or (ii) enter into any intercompany transactions among AWS and its subsidiaries, in any such case, outside the ordinary course of business or inconsistent with past practice;

          (f) use commercially reasonable efforts to preserve intact their respective business organizations and good will, keep available the services of their respective present officers and key employees, and preserve the good will of and business relationships with customers and others having business relations with them;

          (g) not make expenditures for fixed or capital assets, individually in excess of $150,000 or in the aggregate in excess of $500,000, and not enter into any contract or commitment with respect to the same;

          (h) subject to restrictions imposed by applicable law, confer on a regular and frequent basis with one or more representatives of USA Waste to report operational matters of materiality and the general status of ongoing operations;

          (i) not enter into or amend any employment, severance or special pay arrangement with respect to termination of employment or other similar arrangement or agreement with any director, officer or key employee, except in the ordinary course and consistent with past practice; provided, however, that AWS and its Retained Subsidiaries shall in no event enter into any written employment agreement;

          (j) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

          (k) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

          (l) not make, change or revoke any material Tax election or make any material agreement or settlement regarding Taxes with any taxing authority;

          (m) give prompt written notice to USA Waste of the commencement of any Proceeding relating to any alleged breach or violation of an Environmental Law or non-routine inspection by any governmental authority with responsibility for enforcing or implementing any applicable Environmental Law, and provide to USA Waste such information as USA Waste may reasonably request regarding such Proceeding or inspection, any developments in connection therewith, and, as applicable, AWS's or its Retained Subsidiary's anticipated or actual response thereto;

          (n) no later than 45 days after the date of this Agreement, provide or make available to USA Waste copies of all (x) environmental permits of Retained Subsidiaries and (y) reports or results of all inspections, audits, assessments and analytical data and such other information as USA Waste may reasonably request in the possession or control of AWS or any of its Retained Subsidiaries regarding any of their respective business facilities and relating to (i) compliance with applicable requirements of Environmental Laws, or (ii) exposure to or the presence or release of or any aspect of management, handling or use of Hazardous Substances; and

          (o) use commercially reasonable efforts to assist in the transfer of environmental permits (on the same terms and conditions) to USA Waste or Mergerco as may be necessary under applicable Environmental Laws in connection with the consummation of the transactions under this Agreement to allow USA Waste or the Surviving Corporation to conduct the business of AWS and its Retained Subsidiaries as currently conducted.

     Section 7.2   Control of AWS's Operations.   Nothing contained in this
Agreement shall give to USA Waste, directly or indirectly, any right to control or direct AWS's or any subsidiary's operations prior to the Effective Time. Prior to the Effective Time, AWS shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of such operations.

     Section 7.3   Acquisition Transactions.

          (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, AWS shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and AWS shall, and shall cause each of its subsidiaries to, cause any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by it, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of AWS or any capital stock of AWS, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (such transactions being referred to herein as "Acquisition Transactions").

          (b) Notwithstanding the provisions of paragraph (a) above and without being a breach or violation thereof: (i) AWS may, in response to an unsolicited written offer or proposal with respect to a potential or proposed Acquisition Transaction ("Acquisition Proposal"), furnish (subject to the execution of a confidentiality agreement substantially similar to the confidentiality provisions of the Confidentiality Agreement, executed by USA Waste in connection herewith) confidential or non-public information concerning its business, properties or assets to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquiror") and negotiate with such Potential Acquiror if (x) the Board of Directors of AWS in good faith determines that such Acquisition Proposal (if consummated pursuant to its terms) would result in a transaction more favorable to AWS's stockholders than the Merger and
(y) based upon advice of its outside legal counsel, its Board of Directors determines in good faith that the failure to provide such confidential or non-public information to such Potential Acquiror would be reasonably likely to constitute a breach of its fiduciary duty to its stockholders (any such Acquisition Proposal meeting the conditions of clauses (x) and (y) being referred to as a "Superior Proposal"). (ii) AWS's Board of Directors may take and disclose to AWS's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or may make such other disclosures to AWS's stockholders which, as advised by outside counsel, is required under applicable law.

          (c) AWS shall immediately notify USA Waste after receipt of any Acquisition Proposal or any request for non-public information relating to AWS or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of AWS or any subsidiary by any person or entity that informs the Board of Directors of AWS or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to USA Waste shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.


                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

     Section 8.1   Access to Information.

          (a) AWS and its subsidiaries shall afford to USA Waste and Mergerco and their accountants, counsel, financial advisors and other representatives (the "USA Waste Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties (but not to conduct soil, groundwater, ambient air or other environmental testing or analyses), books, contracts, personnel, representatives of or contacts with governmental or regulatory authorities, agencies or bodies, and records (including, but not limited to, Tax Returns and any and all records or documents which are within the possession of governmental or regulatory authorities, agencies or bodies and the disclosure of which AWS and its subsidiaries can facilitate or control) with respect to the Retained Business and any Liabilities of AWS and, during such period, shall furnish promptly to USA Waste (i) a copy of each report, schedule or other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on their businesses, properties or personnel,
(ii) a copy of any financial statements of AWS and its subsidiaries when prepared, and (iii) such other information concerning their businesses, properties and personnel as USA Waste or Mergerco, as the case may be, shall reasonably request. USA Waste and its subsidiaries shall hold, and shall use their reasonable best efforts to cause the USA Waste Representatives to hold, in strict confidence all non-public documents and information furnished to USA Waste and Mergerco in connection with the transactions contemplated by this Agreement, except that (i) USA Waste and Mergerco may disclose such information as may be necessary in connection with seeking the USA Waste Required Statutory Approvals, and (ii) each of USA Waste and Mergerco may disclose any information that it is required by law or judicial or administrative order to disclose.

          (b) In the event that this Agreement is terminated in accordance with its terms, USA Waste and Mergerco shall promptly redeliver to AWS all non-public material provided pursuant to this Section 8.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material.
In such event, all documents, memoranda, notes and other writings prepared by USA Waste based on the information in such material shall be destroyed (and USA Waste shall use commercially reasonable efforts to cause all USA Waste Representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

     Section 8.2   Proxy Statement.   AWS shall file with the SEC as soon as
is reasonably practicable after the date hereof the Proxy Statement.

     Section 8.3   Stockholders' Approvals.    Subject to the fiduciary duties
 of the Board of Directors of AWS under applicable law, AWS shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval and adoption of its stockholders at a meeting of stockholders (the "AWS Stockholders' Approval"). Subject to the fiduciary duties of the Board of Directors of AWS under applicable law, such meeting of stockholders shall be held as soon as practicable. Subject to the fiduciary duties of the Board of Directors of AWS under applicable law, AWS shall, through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by this Agreement.

     Section 8.4   Expenses and Fees.

          (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          (b) AWS agrees to pay to USA Waste a fee equal to Seven Million Five Hundred Thousand Dollars ($7,500,000) if (i) AWS terminates this Agreement pursuant to clause (vi) or (vii) of Section 10.1(a); (ii) USA Waste terminates this Agreement pursuant to clause (iv) of Section 10.1(b); or (iii) AWS terminates this Agreement pursuant to

Section 10.1(a)(iv) or USA Waste terminates this Agreement pursuant to Section 10.1(b)(v) and within seven months of such termination AWS enters into an agreement for, or a letter of intent with respect to, an Acquisition Transaction with a per share consideration for the AWS Common Stock greater than the sum of $4.00 plus the per share value of the Distribution (as calculated from the Valuation); provided, however, that the payment of the fee payable pursuant to clause (iii) need not be made unless and until the consummation of such Acquisition Transaction. For purposes of clause (iii) of the preceding sentence, the per share consideration for an Acquisition Transaction shall be equal to the sum of the cash amount per share payable pursuant thereto and the fair market value per share (as agreed to in good faith by AWS and USA Waste or, absent such agreement, as determined by the Investment Banker) of any non-cash consideration payable pursuant thereto. This provision shall, to the extent applicable, survive the termination of this Agreement.

     Section 8.5   Agreement to Cooperate.

          (a) Subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective boards of directors of AWS and USA Waste, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of AWS and its Retained Subsidiaries, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

          (b) Without limitation of the foregoing, each of USA Waste and AWS undertakes and agrees to file as soon as practicable, and in any event prior to 30 days after the date hereof, a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of USA Waste and AWS shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto.

          (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including an Acquisition Transaction, USA Waste shall have the right, at its own expense, to participate therein, and AWS will not settle any such litigation without the consent of USA Waste, which consent will not be unreasonably withheld.

     Section 8.6   Public Statements.   The parties shall consult with each
other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

     Section 8.7   Option Plans.

          (a) Prior to the Effective Time, AWS shall use its reasonable best efforts to redeem all unexpired and unexercised "in the money" stock options for an amount of cash equal to at least the difference between the exercise price of such stock options and the Merger Consideration (with no adjustment to reflect the Distribution). Furthermore, prior to the Effective Time, AWS shall use its reasonable best efforts to redeem all other unexpired and unexercised stock options. Each such option to purchase AWS Common Stock is referred to herein as an "AWS Option."

          (b) With respect only to any AWS Options that would be held by Avalon Employees (as defined in the Distribution Agreement) after the Effective Time ("Avalon Employee Options"), to the extent that any such Avalon Employee Options have not been redeemed in accordance with Section 8.7(a) prior to the Effective Time, AWS and USA Waste shall take such action as may be legally permissible to cause each such Avalon Employee Option to be automatically converted at the Effective Time into an option (each, an "Avalon Option") to purchase shares of Avalon common stock. From the Effective Time, all references in the stock option agreements for such Avalon Employee Options to AWS shall be deemed to refer to Avalon. Avalon shall assume all of AWS's obligations with respect to such Avalon Employee Options as so amended and shall, from and after the Effective Time, make available for issuance upon exercise of any Avalon Options the shares of Avalon common stock covered thereby and shall file a registration statement on Form S-8 to cover the shares of Avalon common stock subject to those Avalon Options.

          (c) At the Effective Time, each Retained Stock Option (as defined under Section 3.6), whether or not then exercisable, shall be automatically converted by virtue of the Merger into an option to purchase shares of USA Waste common stock.

          (d) AWS hereby represents to USA Waste that the terms of its stock option plans governing the AWS Options permit the transactions contemplated by this Section 8.7.

     Section 8.8 Notification of Certain Matters. Each of AWS, USA Waste and Mergerco agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this

Section 8.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 8.9   Directors' and Officers' Indemnification.

          (a) The indemnification provisions of the Articles of Incorporation of the Surviving Corporation as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of AWS, unless such modification is required by law.

          (b) Without limiting Section 8.9(a), after the Effective Time, each of USA Waste and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director, officer, employee and agent of AWS or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to, or in connection with any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with any such person serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of
AWS) or arising out of or pertaining to the transactions contemplated by this Agreement or the Distribution Agreement. In the event of any such actual or threatened claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) AWS or USA Waste and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to USA Waste and the Surviving Corporation, promptly after statements therefor are received and shall pay all other reasonable expenses in advance of the final disposition of such claim, action, suit, proceeding or investigation, (ii) USA Waste and the Surviving Corporation will cooperate and use all reasonable efforts to assist in the vigorous defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the OGCL and USA Waste's or the Surviving Corporation's respective charters or by-laws, such determination shall be made by independent legal counsel acceptable to USA Waste or the Surviving Corporation, as the case may be, and the applicable Indemnified Party; provided, however, that neither USA Waste nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and, provided, further, that if USA Waste or the Surviving Corporation advances or pays any amount to any person under this paragraph (b) and if it shall thereafter be finally determined by a court of competent jurisdiction that such person was not entitled to be indemnified hereunder for all or any portion of such amount, to the extent required by law, such person shall repay such amount or such portion thereof, as the case may be, to USA Waste or the Surviving Corporation, as the case may be. The Indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c) In the event the Surviving Corporation or USA Waste or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or USA Waste shall assume the obligations set forth in this Section 8.9.

          (d) USA Waste and the Surviving Corporation shall not cancel or terminate any policies of directors' and officers' liability insurance covering Indemnified Parties that does not extend coverage for more than one year after the Effective Time.

          (e) USA Waste shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 8.9. The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have. The provisions of this
Section 8.9 shall survive the consummation of the Merger and expressly are intended to benefit the Indemnified Parties.

     Section 8.10 Corrections to the Proxy Statement. Prior to the date of approval of the Merger by AWS's stockholders, USA Waste or AWS shall correct promptly any information provided by it to be used specifically in the Proxy Statement that shall have become false or misleading in any material respect, and AWS shall take all steps necessary to file with the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of AWS, in each case to the extent required by applicable law.


     Section 8.11   Credit Facility.   Immediately after the Effective Time,
USA Waste shall cause the Surviving Corporation to pay any amounts still outstanding under the Credit Facility after the payment made by AWS pursuant to
Section 3.6. USA Waste shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to have the lender or lenders under the Credit Facility release and terminate any guarantees or indemnities provided by any Contributed Subsidiaries (as defined in the Distribution Agreement) with respect to the Credit Facility promptly after such payment.

     Section 8.12 Board Approval of Distribution. The Board of Directors of AWS will approve the Contribution and the declaration of the Distribution as promptly as practicable (but no later than twenty (20) days) after delivery of the Valuation to AWS unless the Board of Directors of AWS reasonably determines that the Contribution or the Distribution violates Section 1701.33 of the OGCL. A breach of this covenant shall constitute a willful and intentional breach of this Agreement.

                                   ARTICLE IX
                                   CONDITIONS

     Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite votes of AWS's stockholders;

          (b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (c) the Contribution and the Distribution shall have occurred in accordance with the Distribution Agreement;

          (d) the Distribution Tax shall have been determined in accordance with Section 3.8;

          (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use commercially reasonable efforts to have any such injunction, order or decree lifted); and

          (f) no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal.

     Section 9.2   Conditions to Obligation of AWS to Effect the Merger.
      Unless waived by AWS, the obligation of AWS to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions:

          (a) USA Waste and Mergerco shall have performed their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of USA Waste and Mergerco contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date except for such failures to perform or to be true and correct that would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of USA Waste and its subsidiaries considered as a whole, and AWS shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of USA Waste and of the President and Chief Executive Officer or a Vice President of Mergerco to that effect.

     Section 9.3   Conditions to Obligations of USA Waste and Mergerco to Effect
the Merger.   Unless waived by USA Waste and Mergerco, the obligations of USA
Waste and Mergerco to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the additional following conditions:

          (a) AWS shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of AWS contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date except for such failures to perform or to be true and correct that would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries considered taken as a whole, and USA Waste shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of AWS to that effect;

          (b) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of AWS and its Retained Subsidiaries, taken as a whole, except for changes that affect the industries in which AWS and its Retained Subsidiaries operate generally or volume reductions to the extent arising from business decisions made by existing or potential customers;

          (c) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect on the Closing Date, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole;

          (d) USA Waste shall have received the legal opinions of outside counsel for AWS with respect to the matters set forth on Exhibit D;
                                                         ---------

          (e) no more than ten percent (10%) of the outstanding shares of AWS Common Stock shall be Dissenting Shares;

          (f) the sum of the Transaction Liabilities, Distribution Tax, the Net Working Capital Deficiency and the Retained Stock Option Liability shall not exceed the Primary USA Loan to AWS; and

          (g) USA Waste shall have entered into non-competition agreements, in the form attached hereto as Exhibit E, with Ronald E. Klingle and Darrell D.
                            ---------
Wilson.


                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

     Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval and adoption by the stockholders of AWS as follows:

          (a)  AWS shall have the right to terminate this Agreement:

               (i) if any of the representations and warranties of USA Waste or Mergerco shall fail to be true and correct and such failure will cause the conditions set forth in Section 9.2(a) to be incapable of being satisfied by July 31, 1998 (the "Termination Date") and such failure has not been cured in all material respects within 30 days after notice of such breach is given to USA Waste by AWS;

               (ii) if the Merger is not completed by the Termination Date; provided, that the right to terminate this Agreement pursuant to this
     Section 10.1(a)(ii) shall not be available to AWS (A) if the failure of AWS to fulfill any obligation to USA Waste under or in connection with this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date or (B) if AWS is at such time exercising its rights under Section 7.3(b);

               (iii) if the Merger is enjoined by a final, unappealable court order;

               (iv) if the requisite votes of the stockholders of AWS shall not have been obtained at the AWS Stockholders' Meeting;

               (v) if USA Waste (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after notice of such default is given to USA Waste by AWS;

               (vi) if (A) AWS receives a Superior Proposal from any third party (excluding any affiliate of AWS or any group of which any affiliate of AWS is a member), (B) AWS's Board of Directors resolves to accept such Superior Proposal, and (C) AWS shall have given USA Waste two days' prior written notice of its intention to terminate this Agreement pursuant to this provision; provided, that such termination shall not be effective until such time as the payment required by Section 8.4(b) shall have been received by USA Waste;

               (vii) if (A) a tender or exchange offer is commenced by a third party (excluding any affiliate of AWS or any group of which any affiliate of AWS is a member) for all outstanding shares of AWS Common Stock, (B) AWS's Board of Directors determines in good faith that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the stockholders that they tender their shares in such tender or exchange offer, and (C) AWS shall have given USA Waste two days' prior written notice of its intention to terminate this Agreement pursuant to this provision; provided, that such termination shall not be effective until such time as the payment required by Section 8.4(b) shall have been received by USA Waste; or

               (viii) if any of the Ancillary Agreements have been terminated in accordance with their respective terms.

          (b)  USA Waste shall have the right to terminate this Agreement;

               (i) if any of the representations and warranties of AWS shall fail to be true and correct and such failure will cause the conditions set forth in Section 9.3(a) to be incapable of being satisfied by the Termination Date and such failure has not been cured in all material respects within 30 days after notice of such breach is given to AWS by USA Waste;

               (ii) if the Merger is not completed by the Termination Date; provided, that the right to terminate this Agreement pursuant to this
     Section 10.1(b)(ii) shall not be available to USA Waste if the failure of USA Waste or Mergerco to fulfill any obligation to AWS under or in connection with this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

               (iii) if AWS (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to AWS by USA Waste;

               (iv) if the Board of Directors of AWS shall have resolved to accept a Superior Proposal or shall have recommended to the stockholders of AWS that they tender their shares in a tender or exchange offer commenced by a third party (excluding any affiliate of USA Waste or any group of which any affiliate of USA Waste is a member);

               (v) if the requisite votes of the stockholders of AWS shall not have been obtained at the AWS Stockholders' Meeting;

               (vi) if the Merger is enjoined by a final, unappealable court order; or

               (vii) if any of the Ancillary Agreements have been terminated in accordance with their respective terms.

     Section 10.2 Effect of Termination. In the event of termination of this Agreement by either USA Waste or AWS pursuant to the provisions of Section
10.1, this Agreement shall forthwith become void and there shall be no further obligations on the part of AWS, USA Waste, Mergerco or their respective officers or directors (except for the obligations set forth in this Section 10.2 and in the second sentence in Section 8.1(a) and in Sections 8.1(b), 8.4 and 11.4 and the Confidentiality Agreement, all of which shall survive the termination). Nothing in this Section 10.2 shall relieve any party from liability for any willful or intentional breach of this Agreement.

     Section 10.3   Amendment.   This Agreement may not be amended except by
action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

     Section 10.4   Waiver.   At any time prior to the Effective Time, the
parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI
                               GENERAL PROVISIONS

     Section 11.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any document delivered pursuant hereto shall not survive the Merger and, after the effectiveness of the Merger, neither AWS, USA Waste, Mergerco, Avalon nor their respective officers or directors shall have any further obligation with respect thereto. Only those agreements and covenants in this Agreement that survive the consummation of the Merger in accordance with their terms shall so survive.


     Section 11.2   Notices.    All notices, consents and other communications
 given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States Post Office enclosed in a postage prepaid registered or certified envelope addressed to, or (c) when successfully transmitted by telecopier (with a confirming copy of such communication sent as provided in clause (a) or (b) above) to, the party for whom intended, at the address or telecopier number for such party set forth below, or to such other address or telecopier number as may be furnished by such party by notice in the manner provided in this Section 11.2; provided, however, that any notice of change of address or telecopier number shall be effective only upon receipt.

     If to USA Waste or Mergerco, to:

          USA Waste Services, Inc.
          1001 Fannin, Suite 4000
          Houston, Texas  77002
          Attention:  Chief Executive Officer
          Telecopy:  (713) 209-9711

     with a copy to:

          Gregory T.  Sangalis
          1001 Fannin, Suite 4000
          Houston, Texas  77002
          Telecopy:  (713) 209-9711

     and:

          Marcus A.  Watts
          Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
          3400 Chase Tower
          600 Travis
          Houston, Texas  77002
          Telecopy:  (713) 223-3717

     If to AWS, to:

          American Waste Services, Inc.
          One American Way
          Warren, Ohio  44484
          Attention:  Ronald E. Klingle
          Telecopy: (330) 856-8483

     with a copy to:

          Kirkpatrick & Lockhart LLP
          1500 Oliver Building
          Pittsburgh, Pennsylvania  15222
          Attention:  Sanford B. Ferguson
          Telecopy: (412) 355-6501

     Section 11.3   Interpretation.   The headings contained in this Agreement
 are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     Section 11.4   Miscellaneous.   This Agreement (including the documents
and instruments referred to herein) and that certain Agreement dated October 2, 1997 by and between AWS and USA Waste concerning confidentiality and related matters (the "Confidentiality Agreement") (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder, except as expressly set forth herein or in the Distribution Agreement, and (c) shall not be assigned by operation of law or otherwise, except that Mergerco may assign this Agreement to any other wholly owned subsidiary of USA Waste. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, EXCEPT THAT THE PROVISIONS OF THIS AGREEMENT RELATING TO THE MERGER WILL ALSO BE GOVERNED BY THE OGCL. THE EXCLUSIVE VENUE FOR THE ADJUDICATION OF ANY DISPUTE OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE THEREOF SHALL BE THE COURTS LOCATED IN THE STATE OF DELAWARE AND THE PARTIES HERETO AND THEIR AFFILIATES EACH CONSENTS TO AND HEREBY SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED IN THE STATE OF DELAWARE.

     Section 11.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 11.6 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto, and, except as expressly set forth herein, nothing in this Agreement express or implied is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.



            [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers and attested to as of the date first written above.

Attest:                                 USA WASTE SERVICES, INC.


----------------------------------      By:
Secretary                                   -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

Attest:                                 C&S OHIO CORP.


----------------------------------      By:
Secretary                                   -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


Attest:                                 AMERICAN WASTE SERVICES, INC.


----------------------------------      By:
Secretary                                   -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                                  CONTRIBUTION



                                      AND



                             DISTRIBUTION AGREEMENT



                                 BY AND BETWEEN



                         AMERICAN WASTE SERVICES, INC.



                                      AND



                          AVALON HOLDINGS CORPORATION






                        Dated as of _____________, 1998

                               TABLE OF CONTENTS



                                                                                    Page
                                                                                    ----

   I.  CONTRIBUTION; ASSUMPTION...................................................     2

 1.1   Contribution of Assets.....................................................     2
 1.2   The Retained Assets........................................................     3
 1.3   Assumption of Liabilities..................................................     3
 1.4   Retained Liabilities.......................................................     4
 1.5   Issuance of Shares.........................................................     4
 1.6   Passage of Title...........................................................     4
 1.7   Unemployment Compensation and Workers Compensation Insurance Ratings.......     4
 1.8   Valuation..................................................................     5

  II.  EMPLOYEES AND EMPLOYEE BENEFIT PLANS.......................................     5

 2.1   Employment.................................................................     5

 III.  CLOSING....................................................................     6

 3.1   Closing and Distribution Date..............................................     6
 3.2   AWS Deliveries.............................................................     6
 3.3   Avalon Deliveries..........................................................     7

  IV.  THE DISTRIBUTION...........................................................     8

 4.1   Cooperation Prior to the Distribution......................................     8
 4.2   Securities Filings.........................................................     8
 4.3   Record Date; Distribution..................................................     8

   V.  COVENANTS..................................................................     9

 5.1   AWS Approval of Certain Avalon Actions.....................................     9
 5.2   Licenses and Permits.......................................................     9
 5.3   Acts and Instruments.......................................................    10
 5.4   Correspondence.............................................................    10
 5.5   Further Assistance.........................................................    11
 5.6   Settlement for Cash Collections and Disbursements..........................    11
 5.7   Insurance..................................................................    11
 5.8   Covenant Not to Compete....................................................    11
 5.9   Access to Information......................................................    13




                                                                                    Page
                                                                                    ----

 5.10  Certain Transaction Costs.................................................     14
 5.11  Certain Agreements........................................................     15
 5.12  Transitional Services Agreement...........................................     15
 5.13  Proration of Expenses.....................................................     15
 5.14  Consent to Use of Corporate Names.........................................     15
 5.15  Transfer of Envirco Property..............................................     16
 5.16  Mutual Releases...........................................................     16

   VI.  CONDITIONS...............................................................     16

 6.1   General Condition.........................................................     16
 6.2   Conditions to the Obligations of AWS......................................     16
 6.3   Conditions to the Obligations of Avalon...................................     16

 VII.  INDEMNIFICATION...........................................................     16

 7.1   Indemnification by Avalon.................................................     16
 7.2   Indemnification by AWS....................................................     17
 7.3   Notice and Defense of Third-Party Claims..................................     17
 7.4   Limitations...............................................................     18
 7.5   Payment; Interest.........................................................     18
 7.6   Definitions...............................................................     18

VIII.  MISCELLANEOUS.............................................................     18

 8.1   Termination...............................................................     18
 8.2   Entire Agreement..........................................................     18
 8.3   Third-Party Rights........................................................     19
 8.4   Amendments................................................................     19
 8.5   Communications............................................................     19
 8.6   Successors and Assigns....................................................     21
 8.7   Governing Law; Jurisdiction...............................................     21
 8.8   Savings Clause............................................................     21
 8.9   Counterparts..............................................................     21
 8.10  Construction..............................................................     21

                    CONTRIBUTION AND DISTRIBUTION AGREEMENT


     CONTRIBUTION AND DISTRIBUTION AGREEMENT, dated as of ____________, 1998 (the "Agreement"), by and between American Waste Services, Inc., an Ohio corporation ("AWS") and Avalon Holdings Corporation, [an Ohio] corporation and a wholly owned subsidiary of AWS ("Avalon").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, AWS through its subsidiaries owns and operates nonhazardous solid waste landfills; transports hazardous and nonhazardous waste; provides transportation and disposal brokerage and management services; provides refuse collection services; provides environmental engineering, site assessment, analytical laboratory and remediation services; is a common carrier of general and bulk commodities; and operates a golf course through its subsidiaries (collectively, the "Businesses"); and

     WHEREAS, AWS, USA Waste Services, Inc., a Delaware corporation ("USA Waste"), and C&S Ohio Corp., an Ohio corporation and a wholly owned subsidiary of USA Waste ("Mergerco"), are parties to an Agreement and Plan of Merger, dated as of February 6, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Mergerco with and into AWS (the "Merger"), pursuant to which AWS will become a wholly owned subsidiary of USA Waste; and

     WHEREAS, AWS and USA Waste have agreed that, at the Effective Time (as defined in the Merger Agreement), the only Businesses that AWS will have will be the non-hazardous solid waste landfills it owns and operates, the refuse collection services it provides and its landfill gas collection and sales business (the "Retained Businesses"); and

     WHEREAS, AWS has agreed with USA Waste to dispose of all of its other Businesses (the "Contributed Businesses") and all of its other assets, properties and rights that USA Waste does not need in order to operate the Retained Businesses (the "Nonessential Assets") prior to the Effective Time; and

     WHEREAS, the Board of Directors of AWS has determined that it is in the best interests of AWS's shareholders that AWS contribute (as defined below) all of the assets, properties and rights of the Contributed Businesses and all the Nonessential Assets (collectively, the "Contributed Assets") to Avalon and that Avalon assume the Assumed Liabilities (as defined below); and

     WHEREAS, it is a condition precedent to the consummation of the Merger, and the Board of Directors of AWS has determined that it is in the best interests of AWS's shareholders, that following the contribution of the Contributed Assets to and the assumption of the Assumed

Liabilities by Avalon, AWS distribute all of the shares of capital stock of Avalon to AWS's shareholders prior to the Effective Time (the "Distribution"); and

     WHEREAS, it is also contemplated in the Merger Agreement that, on or before the Distribution, AWS will cause all of its subsidiaries that it will continue to own after the Distribution to pay certain obligations of those entities to Avalon as set forth herein; and

     WHEREAS, AWS and Avalon desire to more fully describe the Contributed Assets, the Assumed Liabilities, the obligations of AWS and its subsidiaries to Avalon and its subsidiaries, and the obligations of Avalon and its subsidiaries to AWS and its subsidiaries after the Distribution.

     NOW, THEREFORE, in consideration of the agreements and covenants contained herein and in the other agreements and instruments executed in connection with this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                          I.  CONTRIBUTION; ASSUMPTION

     1.1   Contribution of Assets.

          (a) Upon the terms and subject to the conditions of this Agreement, on or before the Distribution Date (as defined below), AWS shall convey, assign, transfer and deliver (collectively, "contribute") to Avalon as a contribution to capital, all of the right, title and interest of AWS in and to all of the Contributed Assets, wherever such assets are located and whether real, personal or mixed and whether tangible or intangible. Without limiting the generality of the foregoing, the Contributed Assets shall include the following:

               (i)  all assets, properties and rights owned by AWS listed on
     Schedule 1.1A hereto; and

               (ii) all outstanding shares of capital stock and other securities (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the subsidiaries of AWS listed on Schedule 1.1 B hereto (the "Contributed Subsidiaries").

          (b) If AWS disposes of any Contributed Asset prior to the Distribution Date, AWS shall have no obligation to purchase or otherwise acquire any substitute or replacement asset, property or right.

          (c) No contract, agreement, permit or franchise which is not assignable by its terms or by law without the consent of any party thereto other than AWS or any of its subsidiaries shall be deemed assigned pursuant to this Agreement unless and until such consent or a waiver therefrom is given. AWS shall use commercially reasonable efforts (not involving the payment of consideration) to obtain prior to the Distribution Date all such consents, waivers and assignments. If any such consent, waiver or assignment is not obtained prior to the

Distribution Date and the Distribution is nevertheless consummated, AWS shall continue to use commercially reasonable efforts to obtain all such consents, waivers or assignments as have not been obtained prior to such date. In order to provide Avalon with the full value and benefit of every contract, agreement, permit and franchise that has not been assigned as provided in this Section 1.1
(c), AWS shall cooperate with Avalon after the Distribution Date in any reasonable arrangement (such as subcontracting, sublicensing or subleasing) designed to provide to Avalon and its subsidiaries, on terms at least as favorable as those to which AWS and its subsidiaries are entitled, the full value and benefit, as well as the obligations and liabilities, under the applicable contract, agreement, permit or franchise, including, without limitation, enforcement, at the cost and for the benefit of Avalon and its subsidiaries, of any and all rights of AWS and its subsidiaries against any other party thereto arising out of the breach or cancellation thereof by such party. Avalon and AWS, as applicable, shall maintain insurance in an amount sufficient to comply with any insurance requirements of such contracts.

     1.2   The Retained Assets.   AWS shall retain and the Contributed Assets
           -------------------
shall not include the following;

          (a)  the assets, properties and rights owned by AWS listed on Schedule
1.2 A hereto (the "Retained Assets"); and

          (b) all outstanding shares of capital stock and other securities of the subsidiaries of AWS listed on Schedule 1.2 B hereto (the "Retained Subsidiaries").

     1.3   Assumption of Liabilities.
           -------------------------

          (a) Upon the terms and subject to the conditions of this Agreement, on the Distribution Date, Avalon shall, pursuant to an agreement of assumption in form and substance reasonably satisfactory to USA Waste and Avalon (the "Assumption Agreement"), assume and agree to perform, pay, satisfy or discharge, when due, to the extent not theretofore performed, paid, satisfied or discharged, (i) the Liabilities (as defined below) of AWS arising out of or related to the Contributed Assets, (ii) the Liabilities of AWS, if any, arising out of or related to the action entitled "Werbowski vs. American Waste Services, Inc., et al.," (iii) contractual obligations related to sponsorship of the LPGA Golf Tournament at Avalon Lakes Golf Course, and (iv) other Liabilities specified herein as being assumed by Avalon (for example, in Section 2.1(i)) (collectively, the "Assumed Liabilities").

          (b) Notwithstanding anything to the contrary set forth herein, (i) any Liability of Avalon and its subsidiaries for any taxes incurred or accrued prior to the Distribution Date shall be governed solely by the express terms of the Tax Allocation Agreement, dated as of the date hereof (the "Tax Allocation Agreement"), by and among USA Waste, AWS and Avalon, and (ii) any Liability of Avalon and its subsidiaries from and after the Distribution Date with respect to any employees of AWS and its subsidiaries shall be governed solely by the express provisions of Article II hereof.

          (c) AWS and Avalon shall each use commercially reasonable efforts, on or prior to the Distribution Date, to have (i) AWS or any Retained Subsidiary removed as a guarantor of or obligor for any Assumed Liability and (ii) to substitute Avalon or a Contributed Subsidiary as such guarantor or obligor thereof. If any such removal and substitution is not obtained prior to the Distribution Date and the Distribution is nevertheless consummated, Avalon shall continue to use commercially reasonable efforts to obtain all such removals and substitutions.

          (d) With respect to any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental regulatory or administrative agency or commission or arbitration tribunal (any "Action") now pending or commenced prior to, on or after the Distribution Date to the extent that such Action arises out of or relates solely to any Contributed Assets or Terminated Employee or Avalon Employee (both as defined below), AWS and Avalon shall use commercially reasonable efforts to have AWS or the applicable Retained Subsidiary removed as a party to such Action following the Distribution Date.

          (e) For purposes of this Agreement, "Liabilities" shall mean all debts, obligations, liabilities and commitments of any nature, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown, matured or unmatured.

     1.4   Retained Liabilities   Except for the Assumed Liabilities, Avalon
           --------------------
does not hereby, and shall not, assume or in any way undertake to pay, perform, satisfy or discharge any other Liability of AWS or any Retained Subsidiary and AWS or the applicable Retained Subsidiary shall perform, pay, satisfy and discharge all such Liabilities other than the Assumed Liabilities (collectively, the "Retained Liabilities").

     1.5   Issuance of Shares.   In exchange for the contribution of the
           ------------------
Contributed Assets and the assumption of the Assumed Liabilities, on or before the Distribution Date, Avalon shall issue to AWS ____ shares of its Class A Common Stock, no par value ("Avalon Class A Stock"), and ____ shares of its Class B Common Stock, no par value ("Avalon Class B Stock," which, together with the Avalon Class A Stock, is sometimes collectively referred to herein as the "Avalon Common Stock"). Those shares of Avalon Class A Stock and Avalon Class B Stock shall initially be represented by one stock certificate each. All shares of Avalon capital stock to be issued pursuant to this Section 1.5 shall be validly issued, fully paid and nonassessable.

     1.6   Passage of Title.  Title to all Contributed Assets shall pass from
           ----------------
AWS to Avalon at the Closing (as defined below). If any Contributed Asset is lost or damaged due to some casualty or accident prior to the Distribution Date, on the Distribution Date, AWS shall, as part of the Contributed Assets, assign to Avalon all rights of action, including insurance claims, with respect to such Contributed Asset. This constitutes AWS's sole obligation with respect to such lost or damaged Contributed Asset.

     1.7   Unemployment Compensation and Workers Compensation Insurance Ratings.
           --------------------------------------------------------------------
Following the Closing, AWS and the Retained Subsidiaries shall, if requested by Avalon and at Avalon's expense, take all steps commercially reasonably necessary or permitted to allow

Avalon and/or the Contributed Subsidiaries to be assigned the experience rating of AWS and/or the Retained Subsidiaries with respect to workers compensation insurance and/or unemployment compensation insurance.

     1.8   Valuation.   The aggregate value of Avalon after the contribution
           ---------
of the Contributed Assets and the assumption of the Assumed Liabilities shall be determined by Houlihan, Lokey, Howard & Zukin, Inc. ("HLHZ") which has been retained for that purpose. On or before the Distribution Date, AWS shall cause HLHZ to deliver to Avalon and USA Waste its final report (the "HLHZ Report") setting forth such valuation. AWS, USA Waste and Avalon shall report the federal, state and local income and other tax consequences of the Distribution (including reporting requirements on Form 1099) contemplated hereby in a manner consistent with such determination and shall not take any position inconsistent therewith upon examination of any tax return, in any refund claim or in any Action.

                   II.  EMPLOYEES AND EMPLOYEE BENEFIT PLANS

     2.1   Employment.
           ----------

          (a) No later than 15 days after execution of this Agreement, Avalon shall deliver to USA Waste a list of all employees of AWS and the Retained Subsidiaries to whom Avalon wishes to extend offers of employment which are conditioned upon the occurrence of the Closing (the "Employee List").

          (b) Within 30 days of receipt of the Employee List, USA Waste shall deliver to Avalon a list of the individuals disclosed on the Employee List whom USA Waste wishes to retain as employees of AWS or the Retained Subsidiaries, as applicable (the "Overlap Employees").

          (c) Avalon shall be free to negotiate terms of employment with persons on the Employee List who are not Overlap Employees and each of Avalon and USA Waste shall be free to make offers to and negotiate with Overlap Employees, it being understood and agreed that the final decision as to which offer to accept shall rest with the individual person.

          (d) As soon as practicable, but in no event later than 30 days prior to the scheduled date of the meeting of stockholders of AWS to consider the Merger, USA Waste shall deliver to AWS and Avalon a list of all employees of AWS and the Retained Subsidiaries (i) whose employment USA Waste will cause AWS or the applicable Retained Subsidiary to terminate within two business days after the Closing Date or (ii) whom USA Waste will cause AWS or the applicable Retained Subsidiary to terminate within 60 days after the Closing Date (each such person described in (i) and (ii) above is hereinafter referred to as a "Terminated Employee.")

          (e) Every employee of any Contributed Subsidiary and each individual who accepts employment with Avalon is hereinafter referred to as an "Avalon Employee."

          (f) Every employee of AWS and the Retained Subsidiaries who is not an Avalon Employee or a Terminated Employee is hereinafter referred to as a "Retained Employee."

          (g) Any person who would be both a Terminated Employee and an Avalon Employee under the above definitions shall be treated solely as an Avalon Employee and not as a Terminated Employee for purposes of this Agreement.

          (h) Avalon or any Contributed Subsidiary may, but shall not be obligated to, offer employment to any Terminated Employee.

          (i) From and after the Closing Date, Avalon shall assume and shall pay, satisfy and discharge any Liability (i) arising out of workers' compensation claims by Avalon Employees and Terminated Employees unless the claim relates to a Terminated Employee and is based solely on an occurrence after the Closing Date (as defined in the Merger Agreement); or (ii) arising out of or related to the termination of employment of any Avalon Employee or Terminated Employee; provided, however, that Avalon shall not assume and shall not pay, satisfy and discharge any Liability arising out of or related to the termination of employment of any Terminated Employee who immediately prior to the Distribution Date was an employee of American Landfill, Inc., American Landfill Gas Company, East Liverpool Landfill, Inc., Mahoning Landfill, Inc. or SLF Development, Inc., to the extent that such Liability arises out of any allegation that such termination was in violation of applicable law (as opposed to being in breach of any agreement). From and after the Closing Date, AWS and the Retained Subsidiaries shall pay, satisfy and discharge any Liability arising out of or related to the employment relations between any of them and any Retained Employee or any former employee of any Retained Subsidiary or AWS who is not a Terminated Employee and not an Avalon Employee.

          (j) From and after the Closing Date, Avalon and the Contributed Subsidiaries shall pay, satisfy and discharge any Liability arising out of or relating to the employment relations between each of them and their respective employees.

                                 III.  CLOSING

     3.1   Closing and Distribution Date.   Upon satisfaction or waiver of all
           -----------------------------
the conditions precedent set forth in Article VI, the consummation of the transactions contemplated by Article I of this Agreement (the "Closing") shall take place at such place and time and on such date (the "Distribution Date") as shall be agreed upon by the parties.

     3.2   AWS Deliveries.   At the Closing, AWS shall deliver or cause to be
           --------------
delivered to Avalon:

          (a) One or more general warranty bills of sale and instruments of assignment, in form reasonably acceptable to Avalon and USA Waste, duly executed by AWS with respect to the Contributed Assets.

          (b) General warranty deeds, in form reasonably acceptable to Avalon and USA Waste, duly executed and acknowledged by AWS, with respect to such of the Contributed Realty (as defined in Schedule 1.1A) as is owned in fee by AWS.


          (c) Assignments of any Intellectual Property (as defined in Schedule 1.1A) being contributed to Avalon, in form reasonably acceptable to Avalon and USA Waste, duly executed by AWS.

          (d) Assignments of the Assigned Instruments (as defined in Schedule 1.1A), in form reasonably acceptable to Avalon and USA Waste, duly executed by AWS.

          (e) A distribution agency agreement (the "Distribution Agency Agreement") among AWS, Avalon and AWS's transfer agent (the "Distribution Agent") relating to the Distribution, in form reasonably acceptable to the parties thereto, duly executed by AWS and such transfer agent.

          (f) An assignment in favor of Avalon and consented to by USA Waste, duly executed by AWS, of the following rights of AWS under the Confidentiality Agreement dated October 2, 1997 (the "Confidentiality Agreement") between AWS and USA Waste: (i) the confidentiality obligations of USA Waste thereunder insofar as they relate to any evaluation material that does not pertain primarily to the Retained Business, (ii) the agreement by USA Waste that no representation has been made regarding the Evaluation Material and that no liability shall be asserted based on the use thereof, and (iii) any provisions of general applicability to the extent relevant to the foregoing.

          (g) Certificates representing all outstanding shares of capital stock and other securities of the Contributed Subsidiaries, in negotiable form with stock powers duly executed in blank and all requisite stock transfer tax stamps attached.

          (h) The Transitional Services Agreement (as defined below), duly executed by AWS.

          (i) All such other instruments of conveyance, deeds, assignments, confirmations, powers of attorney and other instruments, duly executed by AWS, as Avalon shall reasonably determine are necessary, expedient or proper in order to effectuate the contribution of the Contributed Assets as contemplated hereby.

     3.3   Avalon Deliveries.    At the Closing, Avalon shall deliver to AWS:
           -----------------

          (a)  The Assumption Agreement, duly executed by Avalon.

          (b) Certificates representing the number of shares of Avalon Class A Stock and Avalon Class B Stock determined pursuant to Section 4.3 for delivery to the Distribution Agent for distribution pursuant to the Distribution Agency Agreement.

          (c)  The Transitional Services Agreement, duly executed by Avalon.

          (d) All such other instruments of assignment, assumption and other instruments, duly executed by Avalon, as AWS shall reasonably determine are necessary, expedient or proper in order to effectuate the assumption of the Assumed Liabilities by Avalon.

                             IV.  THE DISTRIBUTION

     4.1   Cooperation Prior to the Distribution.    Commencing as promptly as
           -------------------------------------
practicable after the date hereof and until the Distribution Date, subject to the provisions of Article VI hereof, AWS and Avalon shall take all such actions as may be necessary or appropriate to effect the Distribution, including, without limitation, the specific actions set forth in Sections 4.2 and 4.3.

     4.2   Securities Filings.
           ------------------

           (a) AWS and Avalon shall prepare and Avalon shall file with the Securities and Exchange Commission (the "SEC") a registration statement on Form 10 (the "Form 10") to effect the registration of the Avalon Class A Stock pursuant to the Exchange Act. AWS and Avalon shall use commercially reasonable efforts to cause the Form 10 to be declared effective under the Exchange Act as promptly as practicable. If AWS reasonably determines that the Distribution may not be effected without registering the shares of Avalon Class A Stock to be distributed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), AWS and Avalon shall prepare and Avalon shall file with the SEC a registration statement on Form S-1 (the "Form S-1") to effect such registration pursuant to the Securities Act. AWS and Avalon shall use commercially reasonable efforts to cause the Form S-1 to be declared effective under the Securities Act as promptly as practicable.

          (b) AWS and Avalon shall take all such actions as may be necessary or appropriate under any applicable state securities or blue sky laws to effect the Distribution.

          (c) Avalon shall comply in all respects with all applicable federal, state and other securities or blue sky laws relating to the Distribution, including without limitation with respect to the preparation of the Form 10, the Form S-1 and any other securities filings relating to the Distribution.

     4.3   Record Date; Distribution.
           -------------------------

          (a) The Board of Directors of AWS (or any duly appointed committee thereof) shall in its sole discretion establish the record date for the Distribution (the "Distribution Record Date"), the Distribution Date and any appropriate procedures in connection with the Distribution (subject in each case to the provisions of applicable law); provided, however, that, in no event will the Distribution occur prior to such time as (i) the Form 10 and the Form S-1, if necessary, shall have been declared effective by the SEC and (ii) the Closing shall have occurred.

          (b) In the Distribution, AWS shall distribute (i) to each holder of record on the Distribution Record Date of shares of Class A Common Stock, no par value ("AWS Class A Stock"), of AWS one share of Avalon Class A Stock for every _____ share[s] of AWS Class A Stock so held, and (ii) to each holder of record on the Distribution Record Date of shares of Class B Common Stock, no par value ("AWS Class B Stock"), of AWS one share of Avalon Class B Stock for every _____ share[s] of AWS Class B Stock so held, subject in each case to adjustment for fractional shares as set forth below.

          (c) On the Distribution Date, AWS shall deliver to the Distribution Agent one or more stock certificates representing all the outstanding shares of Avalon Common Stock and shall instruct the Distribution Agent to effect the Distribution. Avalon shall provide all stock certificates that the Distribution Agent may require in order to effect the Distribution.

          (d) Notwithstanding any provision of this Agreement to the contrary, no fractional shares of Avalon Common Stock shall be distributed in the Distribution. Any such fractional share that would otherwise be distributed shall be repurchased by Avalon as of the Distribution Date at a price determined by the Board of Directors of Avalon based upon the HLHZ Report. Such cash shall be distributed in the Distribution to the record holder of AWS Class A Stock or AWS Class B Stock who would otherwise have been entitled to receive such fractional share.

          (e) Notwithstanding any provision of this Agreement to the contrary, none of AWS, Avalon, USA Waste nor the Distribution Agent shall be liable to any person for any amount or any shares of Avalon capital stock delivered to a public official upon his or her request pursuant to applicable abandoned property, escheat or similar laws.

                                 V.  COVENANTS

     5.1   AWS Approval of Certain Avalon Actions.   AWS shall cooperate with
           --------------------------------------
Avalon in effecting, and if so requested by Avalon, AWS shall as the sole shareholder of Avalon approve, confirm and ratify any actions that are reasonably necessary or desirable to be taken by Avalon to effectuate, prior to the Distribution Date the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including, without limitation, the following: (a) the election or appointment of directors and officers of Avalon to serve in such capacities commencing on the Distribution Date; (b) the adoption, preparation and implementation of employee benefit plans on the Distribution Date; (c) the adoption, preparation and implementation of salary, bonus, long-term incentive, stock-based and other similar plans, agreements and arrangements for Avalon Employees and Avalon non-employee directors; and (d) the registration under applicable securities laws of any securities of Avalon to be distributed pursuant to this Agreement.

     5.2   Licenses and Permits.  Each party hereto shall prepare and file
           --------------------
with the appropriate licensing and permitting authorities for the transfer or issuance, as may be necessary or advisable in connection with the Contribution and the Distribution, of all governmental licenses and permits required in order for each of AWS and Avalon to operate the Retained Businesses and the Contributed Businesses, respectively, following the Contribution and the Distribution; provided that any associated costs and expenses shall be borne by the party that is the beneficiary of such license or permit.

     5.3   Acts and Instruments.
           --------------------

          (a) Whenever reasonably requested to do so by the other party after the Distribution Date, AWS and Avalon, respectively, shall do, execute, acknowledge and deliver all such acts, bills of sale, assignments, confirmations, consents and other instruments and documents, in form reasonably satisfactory to such other party, as shall be necessary or advisable to carry out the intent of this Agreement and to (i) vest in Avalon all the right, title and interest of AWS in and to the Contributed Assets and (ii) effectuate the assumption of the Assumed Liabilities by Avalon. AWS and Avalon shall take such steps as may be required to put Avalon and AWS, respectively, in actual possession and control of the Contributed Assets and the Retained Assets, respectively, as of the time of Closing.

          (b) Without limiting in any respect the right, title and interest in and to the Contributed Assets to be acquired by Avalon hereunder, effective upon the Closing, AWS hereby irrevocably authorizes Avalon and its successors and assigns: to demand and receive, from time to time, any and all of the Contributed Assets, to give receipts and releases for or in respect of the same, to collect, assert or enforce any claim, right or title of any kind therein or thereto and, for such purpose, from time to time, to institute and prosecute in the name of AWS, or otherwise, any and all proceedings at law, in equity or otherwise, which Avalon shall deem expedient or desirable. Likewise, Avalon hereby irrevocably authorizes AWS and its successors and assigns to take all actions reasonably necessary to effectuate the assumption of the Assumed Liabilities by Avalon. Avalon shall retain for its own account any amounts collected pursuant to the foregoing authorization, and AWS shall pay to Avalon, if and when received (but subject to Section 5.6), any amounts that shall be received by AWS after the Distribution Date in respect of any of the Contributed Assets. Avalon shall pay to AWS, if and when received (but subject to Section 5.6), any amounts that shall be received by Avalon after the Distribution Date in respect of the Retained Businesses.

     5.4   Correspondence.   AWS hereby authorizes Avalon, on and after the
           --------------
Distribution Date, to receive and open mail addressed to AWS and to deal with the contents thereof in a responsible manner; provided, that such mail relates (or reasonably appears to relate) to the Contributed Businesses, the Contributed Assets or the Assumed Liabilities. Avalon shall promptly deliver to AWS any mail that relates (or reasonably appears to relate) to the Retained Businesses or the Retained Liabilities addressed to AWS which is delivered to and received by it. Avalon hereby authorizes AWS, on and after the Distribution Date, to receive and open mail addressed to Avalon and to deal with the contents thereof in a responsible manner; provided, that such mail relates (or reasonably appears to relate) to the Retained Businesses or the Retained Liabilities. AWS shall promptly deliver to Avalon any mail that relates (or reasonably appears to relate) to the Contributed Businesses, the Contributed Assets or the Assumed Liabilities addressed to Avalon which is delivered to and received by it.

     5.5   Further Assistance.   In addition to the actions specifically
           ------------------
provided for elsewhere in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using commercially reasonable efforts to obtain the consents and approvals to enter into any amendatory agreements and to make the filings and applications necessary or desirable to have been obtained, entered into or made in order to consummate the transactions contemplated by this Agreement.

     5.6   Settlement for Cash Collections and Disbursements.   For each
           -------------------------------------------------
calendar month, commencing with the month in which the Closing occurs and continuing until determined by the parties no longer to be necessary, Avalon and AWS shall cause all cash collections and cash disbursements received by Avalon and its subsidiaries for the benefit of AWS and its subsidiaries, or by AWS and its subsidiaries for the benefit of Avalon and its subsidiaries, during the relevant month to be remitted to the party entitled to the benefit thereof as promptly as reasonably possible after the receipt thereof.

     5.7   Insurance.   On or before the Distribution Date, AWS shall transfer
           ---------
 and assign to Avalon all of AWS's insurance policies, other than the directors' and officers' indemnification insurance. If any such policy by its terms may not be assigned, it is the intent of the parties that Avalon receive the benefit of any coverage under any insurance policy. AWS, at Avalon's expense, shall keep such policy in effect during the remaining term of the policy and refrain from taking any actions (other than making a claim) which may affect Avalon's entitlement to the benefits of, or coverage under, such policy. With respect to any such policies, AWS shall seek to have Avalon and its subsidiaries named as insureds with respect to occurrences prior to the Distribution Date, at Avalon's expense, if requested to do so by Avalon. Notwithstanding the foregoing, AWS shall receive, to the extent such benefits may be available, the benefit of all insurance policies of AWS existing prior to the Closing to the extent such insurance covers Retained Liabilities, and the parties will enter into commercially reasonable arrangements to effect the provisions of this sentence.

     5.8   Covenant Not to Compete.
           -----------------------

          (a) During the period of time that begins on the Closing Date (as defined in the Merger Agreement) and ends on the third anniversary thereof (the "Covenant Period"), Avalon agrees that it will not, directly or indirectly,

               (i) carry on or be engaged in (whether for its own account or for the account of any other person, other than AWS or USA Waste), the collection of refuse or garbage, or the disposal of non-hazardous solid waste, from any source located within a 100-mile radius of American Landfill, Mahoning Landfill or East Liverpool Landfill; or

               (ii) share in the earnings of, beneficially own or hold any security issued by, or otherwise own or hold any interest in, any person who or which owns or operates a landfill within a 100-mile radius American Landfill, Mahoning Landfill, or East Liverpool Landfill.

          (b) Without limiting the generality of the provisions of this Section 5.8, Avalon shall be deemed to be engaged in a particular business if it (whether alone or in association with one or more other persons) is an owner, partner, stockholder, independent contractor or joint venturer of, or a lender to, or an investor in, any person who or which is directly engaged in any such business.

          (c) Notwithstanding the foregoing provisions of this Section 5.8, (i) Avalon may own, directly or indirectly, solely as an investment, securities if Avalon is not an affiliate of the issuer of such securities and does not, directly or indirectly, beneficially own more than 5% of the class of which such securities are a part, (ii) Avalon may, directly or indirectly, engage in the provision of technical and engineering services, transportation, and equipment sales and leasing, (iii) Avalon may, directly or indirectly, engage in the management or operation of captive landfills, such as the management of the landfill in Ashtabula, Ohio, and (iv) Avalon may, directly or indirectly, engage in the disposal and brokerage of disposal of non-hazardous solid waste which is generated within (or is deposited at a transfer station owned or operated by Avalon or its subsidiaries within) such 100-mile radius, so long as Avalon shall provide AWS or USA Waste the right to make a proposal for disposal of any such waste and Avalon shall be obligated to accept such proposal if the disposal rate quoted by AWS for such waste plus the bona fide costs to be incurred by Avalon in transporting such waste to the applicable landfill of AWS is less than or equal to the total of the lowest bona fide disposal rate quoted by a third party for such waste plus the bona fide costs to be incurred by Avalon in transporting such waste to the applicable landfill of such third party. For purposes of this
Section 5.8, a captive landfill includes a landfill that was a captive landfill on the date Avalon or its subsidiary commences management or operation thereof, but that subsequently accepts waste from third parties so long as Avalon or its subsidiary does not directly or indirectly solicit, sell or market disposal of waste from any third party.

          (d) Avalon acknowledges that if it violates or threatens to violate any of the provisions of this Section 5.8, AWS and USA Waste may have no adequate remedy at law. In that event, AWS and USA Waste shall have the right, in addition to any other rights that may be available to them, to obtain in any court of competent jurisdiction injunctive relief (without the necessity of posting bond) to restrain any violation or threatened violation by Avalon of any provision of this Section 5.8 or to compel specific performance by Avalon of one or more of its obligations under this Section 5.8. The seeking or obtaining by AWS or USA Waste of such injunctive relief shall not foreclose or in any way limit the right of AWS or USA Waste to obtain a money judgment against Avalon for any damage to AWS or USA Waste that may result from any breach by Avalon of any provision of this Section 5.8.

          (e)  Avalon acknowledges that the covenants contained in this Section
5.8 are reasonable in geographical and temporal scope and in all other respects. If any court determines that any of such covenants, or any part thereof, are unenforceable, then (i) the remainder of such covenants shall not be affected by such determination and (ii) those of such covenants that are determined to be unenforceable because of the duration or scope thereof may be reformed by the court to reduce their duration or scope so as to render the same enforceable against Avalon.

     5.9   Access to Information.
           ---------------------

          (a) Each of AWS and Avalon shall use commercially reasonable efforts to arrange, as soon as practicable following the Distribution Date, for the delivery to the other party of the relevant portions of all corporate books and records. AWS shall retain in its possession all relevant portions of the corporate books and records relating directly and primarily to the Retained Businesses, Retained Employees or Retained Liabilities, including all active agreements, files and government filings and licenses, and all AWS general corporate books and records. From and after the Distribution Date, all such books, records and copies shall be the property of AWS. Avalon shall retain in its possession all relevant portions of all books and records of AWS relating directly and primarily to the Contributed Businesses, Avalon Employees, Terminated Employees, Contributed Assets and Assumed Liabilities, including all active agreements, files and government filings and licenses. From and after the Distribution Date, all such books, records and copies referred to in the preceding sentence shall be the property of Avalon. Any material containing incidental information relating to the Retained Businesses, but relating primarily to the Contributed Businesses, shall be retained by Avalon. Any material containing incidental information relating to the Contributed Businesses, but relating primarily to the Retained Businesses, shall be retained by AWS.

          (b) From and after the Distribution Date, each of AWS and Avalon shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for confidential information, to the personnel, properties, books and records of such party and its subsidiaries insofar as such access is reasonably required by the other party. Each of AWS and Avalon also shall afford each other the right to have access to any of their respective employees who may be relevant in connection with the conduct of their respective businesses, including without limitation with respect to financial and accounting requirements, employee benefit plan and ERISA matters, tax requirements (including with respect to the preparation of any tax returns), and requirements of applicable securities laws. Each of AWS and Avalon shall preserve until the 10th anniversary of the Distribution Date all of the foregoing records; provided, however, that such records may be destroyed by a party if such party sends to the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless the other party objects to the destruction, in which case the party seeking to destroy the records shall deliver such records to the objecting party, subject to appropriate restrictions for confidential information by the other party, and the right (subject to appropriate restrictions for confidential information) to make copies of books and records of such party.

          (c) At all times from and after the Distribution Date, AWS or Avalon, as applicable, shall use commercially reasonable efforts to make available to the other upon written request its and its subsidiaries' officers, directors, employees and agents as witnesses, subject to appropriate restrictions for confidential information, to the extent that such persons may reasonably be required in connection with any Actions in which the requesting party may from time to time be involved (without reimbursement for such persons' salaries).

          (d) At all times from and after the Distribution Date, AWS or Avalon, as applicable, shall use commercially reasonable efforts to make available to the other upon written request, subject to appropriate restrictions for confidential information, its and its subsidiaries' records, books, contracts, instruments, computer data and other data which may reasonably be required in connection with any Actions in which the requesting party may from time to time be involved.

          (e) AWS and its subsidiaries shall hold, and shall cause its employees, agents, consultants and advisors to hold, in strict confidence, using the same efforts it uses protecting its own confidential and proprietary information, all confidential or proprietary information concerning the Contributed Businesses in its possession (except to the extent that such information (i) is in the public domain or becomes publicly known through no wrongful act of AWS, USA Waste or any of their respective subsidiaries or any of its employees, agents, consultants or advisors, (ii) is received from a party who is under no confidentiality or secrecy obligation with respect thereto, or
(iii) is disclosed pursuant to governmental or judicial requirements). Avalon and its subsidiaries shall hold, and shall cause its employees, agents, consultants and advisors to hold, in strict confidence, using the same efforts it uses protecting its own confidential and proprietary information, all confidential or proprietary information concerning the Retained Businesses in its possession (except to the extent that such information (i) is in the public domain or becomes publicly known through no wrongful act of Avalon or any of its subsidiaries or any of its employees, agents, consultants or advisors, (ii) is received from a party who is under no confidentiality or secrecy obligation with respect thereto, or (iii) is disclosed pursuant to governmental or judicial requirements).

          (f) Each of AWS and Avalon shall provide the other party with such cooperation and information, including, without limitation, all records, books, contracts, instruments, computer data and other data, as may be reasonably requested by the other in connection with the preparation or filing of any government report or other government filing contemplated by this Agreement or in conducting any other government proceeding relating to pre-Distribution events. Such cooperation and information shall include, without limitation, promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any governmental authority to the appropriate party. Each party shall make its employees and facilities available during normal business hours and on reasonable prior notice to provide explanation of any documents or information provided hereunder.

     5.10   Certain Transaction Costs.   Avalon shall pay all taxes and other
            -------------------------
governmental assessments, charges or levies, costs of title insurance and other conveyance costs which arise or are incurred in connection with the contribution of the Contributed Assets to Avalon, including, without limitation, all sales, value-added, registration, transfer (including documentary and stamp) or similar taxes, whether domestic or foreign, but excluding any taxes based upon AWS's income.

     5.11   Certain Agreements.   Set forth on Schedule 5.11 is a list of all
            ------------------
contracts and agreements (and outstanding bids and quotations, which if accepted, would fall within this sentence) pursuant to which (i) one of the Retained Subsidiaries or AWS is a party and under which one of the Contributed Subsidiaries directly or indirectly (e.g., by rendering services or providing products to a Retained Subsidiary or AWS which are then used by such Retained Subsidiary or AWS to render services or provide products or disposal space to the third party) renders services or provides products or disposal space to the third party who is a party thereto or (ii) one of the Contributed Subsidiaries is a party and under which one of the Retained Subsidiaries or AWS directly or indirectly (e.g., by rendering services or providing products or disposal space to a Contributed Subsidiary which are then used by such Contributed Subsidiary to render services or provide products or disposal space to the third party) renders services or provides products or disposal space to the third party who is a party thereto (which contracts, agreements, bids and quotations, together with contracts, agreements, bids and quotations entered into or made in the ordinary course of business after the date of this Agreement and prior to the Closing and which would fall within the foregoing categories shall be referred to herein as the "Subcontract Agreements"). After the Distribution Date, the Retained Subsidiary, AWS or the Contributed Subsidiary, as the case may be, that is a party to any such Subcontract Agreement shall not agree to any amendment of any of the terms thereof that would affect adversely the Contributed Subsidiary, AWS or the Retained Subsidiary providing goods or disposal space or rendering services thereunder without the prior written consent of such entity. After the Distribution Date, the Retained Subsidiary, AWS, or the Contributed Subsidiary, as the case may be, that is providing goods or disposal space or rendering services under any such Subcontract Agreement on the date of this Agreement shall continue to provide such goods or disposal space or render such services on substantially the same terms as they are being provided or rendered on the date of this Agreement, and shall otherwise reasonably cooperate in the performance of each applicable Subcontract Agreement, for the remainder of the term of the applicable Subcontract Agreement and payments shall be made in accordance with the terms of such Subcontract Agreements.

     5.12   Transitional Services Agreement.   On the Distribution Date, AWS
            -------------------------------
and Avalon shall, if requested by AWS, enter into an agreement that shall provide that Avalon will provide certain reasonable administrative, record keeping, billing, accounting and similar services, including use of facilities owned by Dart America, Inc. for certain specified purposes, to AWS and the Retained Subsidiaries under terms and conditions mutually acceptable to Avalon and AWS, and approved by USA Waste (the "Transitional Services Agreement").

     5.13   Proration of Expenses.   Real property taxes and utilities with
            ---------------------
respect to the Contributed Realty, and prepaid insurance, deposits and premiums and other prepaid expenses and deferred charges, shall be prorated as of the date of the Closing.

     5.14   Consent to Use of Corporate Names.   The parties acknowledge and
            ---------------------------------
agree that each Contributed Subsidiary owns its corporate name and the good will of its business associated therewith and, following the Closing, USA Waste and its affiliates shall not object to or challenge the continued use of the current corporate name of any Contributed Subsidiary.

     5.15   Transfer of Envirco Property.   On or before the Closing, AWS
            ----------------------------
shall cause Envirco Transportation Management, Inc. ("Envirco") to convey to AWS as a dividend the real property located in Waynesburg, Ohio owned by Envirco, and AWS will convey such property to American Landfill, Inc. as a capital contribution.

     5.16   Mutual Releases.   On the Distribution Date, each of AWS and
            ---------------
Avalon will release (and will cause their respective subsidiaries to release) any and all claims that such party (and its subsidiaries) may have against the other party (and its subsidiaries) as of the Distribution Date, other than claims (a) arising from this Agreement and the transactions contemplated hereby,
(b) arising under the Subcontract Agreements after the date hereof, and (c) intercompany payables reflected on their respective financial statements and those thereafter incurred in the ordinary course of business.

                                VI.  CONDITIONS

     6.1   General Condition.   The respective obligations of each party
           -----------------
hereto to consummate the Closing and to perform all other obligations set forth herein are subject to (a) the satisfaction or waiver (as provided for therein) of all of the conditions set forth in Sections 9.1, 9.2 and 9.3 of the Merger Agreement and (b) the obtaining, filing or occurrence of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity or other public or private entity if the failure of any such event to occur would have a material adverse effect on Avalon or AWS.

     6.2   Conditions to the Obligations of AWS.  The obligations of AWS to
           ------------------------------------
consummate the Closing and to perform all other obligations set forth herein are subject to the satisfaction or waiver of the condition that Avalon shall have fulfilled all of its covenants set forth herein.

     6.3   Conditions to the Obligations of Avalon.  The obligations of Avalon
           ---------------------------------------
to consummate the Closing and to perform all other obligations set forth herein are subject to the satisfaction or waiver of the condition that AWS shall have fulfilled all of its covenants set forth herein.

                             VII.  INDEMNIFICATION

     7.1   Indemnification by Avalon.   Avalon shall defend, indemnify and
           -------------------------
hold harmless USA Waste and AWS and each of their subsidiaries and their respective officers, directors, employees, agents, successors and assigns (collectively, the "AWS Indemnified Persons") from and against, and shall reimburse the AWS Indemnified Persons for, each and every Loss (as defined below) relating to, resulting from, or arising out of (i) any Assumed Liability, or (ii) the breach of any covenant or agreement of Avalon pursuant to this Agreement. With respect to matters not involving Actions brought or asserted by third parties, within five days after notification from AWS Indemnified Persons supported by reasonable documentation setting forth the nature of the circumstances entitling AWS Indemnified Persons to indemnity hereunder,

Avalon, at no cost or expense to AWS Indemnified Persons, shall diligently commence resolution of such matters in a manner reasonably acceptable to AWS Indemnified Persons and shall diligently and timely prosecute such resolution to completion; provided, however, that with respect to those claims that may be satisfied by payment of a liquidated sum of money, Avalon shall promptly pay the amount so claimed to the extent supported by reasonable documentation. If any Action is commenced or threatened, the provisions of Section 7.3 shall control.

     7.2   Indemnification by AWS.   AWS shall defend, indemnify and hold
           ----------------------
harmless Avalon and each of its subsidiaries and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Avalon Indemnified Persons") from and against, and shall reimburse the Avalon Indemnified Persons for, each and every Loss relating to, resulting from, or arising out of (i) any Retained Liability or (ii) the breach of any covenant or agreement of AWS or USA Waste pursuant to this Agreement. With respect to matters not involving Actions brought or asserted by third parties, within five days after notification from the Avalon Indeminified Persons supported by reasonable documentation setting forth the nature of the circumstances entitling the Avalon Indemnified Persons to indemnity hereunder, AWS, at no cost or expense to the Avalon Indemnified Persons, shall diligently commence resolution of such matters in a manner reasonably acceptable to the Avalon Indemnified Persons and shall diligently and timely prosecute such resolution to completion; provided, however, that with respect to those claims that may be satisfied by payment of a liquidated sum of money, AWS shall promptly pay the amount so claimed to the extent supported by reasonable documentation. If any Action is commenced or threatened, the provisions of Section 7.3 shall control. Notwithstanding the foregoing, AWS shall have no obligations under this Section
7.2 with respect to any Losses arising from a breach by AWS of any of its representations, warranties or covenants in the Merger Agreement without regard to any materiality limitation thereunder.

     7.3   Notice and Defense of Third-Party Claims.   If any Action shall be
           ----------------------------------------
brought or asserted under this Article VII against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article VII from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Action to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by counsel for the Indemnifying Person inappropriate. The Indemnified Person's right to participate in the defense or response to any Action shall not be deemed to limit or otherwise modify its rights under this
Article VII. In the event that the Indemnifying Person, within five days after notice of any such Action, fails in writing to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Action for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article VII to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any Action or consent to the entry of any judgment with respect to any Action for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such Action or consent to entry of any judgment with respect to any such Action that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Action.

     7.4   Limitations.  Avalon shall have no liability under this Article VII
           -----------
unless notice of a claim for indemnity with respect to an indemnifiable Loss in any way related to a Terminated Employee shall have been given within two years after the Distribution Date.

     7.5   Payment; Interest.   The Indemnifying Party shall make any payment
           -----------------
required to be made under this Article VII in cash and on demand. Any Losses or other payments required to be paid by an Indemnifying Party under this Article VII that are not paid within five business days of receipt by the Indemnifying Party of the Indemnified Party's demand therefor shall thereafter be deemed delinquent, and the Indemnifying Party shall pay to the Indemnified Party immediately upon demand interest at a rate equal to the prime rate as quoted in the Wall Street Journal, as such rate may change from time to time during the period as to which such interest is calculated, plus 3%, from the date such payment becomes delinquent to the date of payment of such delinquent sum.

     7.6   Definitions.    For purposes of this Article VII and subject to the
           -----------
provisions of Section 1.3(b) hereof, "Loss" means any loss, damage, injury, harm, detriment, decline in value, Liability, exposure, claim, demand, Proceeding, settlement, judgment, award, punitive damage award, fine, penalty, fee, charge, cost or expense (including, without limitation, reasonable costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), as well as, with respect to compliance with the requirements of environmental laws, expenses of remediation and any other remedial, removal, response, abatement, cleanup, investigative, monitoring, or record keeping costs and expenses.

                              VIII.  MISCELLANEOUS

     8.1   Termination.   This Agreement (a) may be terminated at any time
           -----------
prior to the Distribution Date by mutual written consent of AWS and USA Waste, or (b) shall terminate upon termination of the Merger Agreement prior to the Merger.

     8.2   Entire Agreement.   This Agreement, together with the schedules and
           ----------------
exhibits hereto and the Confidentiality Agreement, the Tax Allocation Agreement and the Transitional

Services Agreement (if any), sets forth the entire understanding of the parties with respect to its subject matter, and merges and supersedes all prior understandings of the parties hereto with respect to its subject matter.

     8.3   Third-Party Rights.   USA Waste shall be a third-party beneficiary
           ------------------
of this Agreement, with the right to enforce the obligations of any party hereto. Other than USA Waste, no person or entity other than the parties hereto, including, without limitation, any former or present employee of Avalon or AWS or any of their subsidiaries (including any assignee or beneficiary thereof), shall have any rights with respect to any obligations of any entity under this Agreement, the Confidentiality Agreement, the Tax Allocation Agreement or the Transitional Services Agreement (including the documents and instruments referred to herein and therein), and nothing in this Agreement, the Confidentiality Agreement, the Tax Allocation Agreement or the Transitional Services Agreement (including the documents and instruments referred to herein and therein), expressed or implied, is intended to confer on any such person any rights or remedies.

     8.4   Amendments.   This Agreement (including the schedules hereto) may
           ----------
be amended by the parties hereto at any time prior to the Distribution Date, with the prior written consent of USA Waste. Any such amendment shall be in writing signed on behalf of the party or parties to be charged. Any time prior to the Distribution Date, any party hereto may waive compliance by the other party or parties with any of the agreements or conditions contained in this Agreement, with the prior written consent of USA Waste. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights under or to enforce any provision of this Agreement shall not constitute a waiver of its rights under such provision or any other provision.

     8.5   Communications.   All notices, consents and other communications
           --------------
given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States Post Office enclosed in a postage prepaid registered or certified envelope addressed to, or (c) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clauses (a) or
(b) above) to, the party for whom intended, at the address or telecopier number for such party set forth below, or to such other address or telecopier number as may be furnished by such party by notice in the manner provided in this Section 8.5; provided, however, that any notice of change of address or telecopier number shall be effective only upon receipt.

     If to AWS prior to the Closing Date:

          American Waste Services, Inc.
          One American Way
          Warren, OH  44484
          Attention:  Ronald E. Klingle
          (330) 856-8483 (Facsimile)
     with a copy to:

          Kirkpatrick & Lockhart LLP
          1500 Oliver Building
          Pittsburgh, PA  15222
          Attention:  Sanford B. Ferguson
          (412) 355-6501 (Facsimile)

     If to USA Waste at any time or AWS after the Closing Date:

          USA Waste Services, Inc.
          1001 Fannin, Suite 4000
          Houston, TX  77002
          Attention:  Chief Executive Officer
          (713) 209-9711 (Facsimile)

     with a copy to:

          Gregory T.  Sangalis
          1001 Fannin, Suite 4000
          Houston, TX  77002
          (713) 209-9711 (Facsimile)

     and

          Marcus A.  Watts
          Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
          3400 Texas Commerce Tower
          600 Travis
          Houston, TX  77002
          (713) 223-3717 (Facsimile)

     If to Avalon at any time:

          Avalon Holdings Corporation
          One American Way
          Warren, OH  44484
          Attention:  Ronald E. Klingle
          (330) 856-8433 (Facsimile)
     with a copy to:

          Kirkpatrick & Lockhart LLP
          1500 Oliver Building
          Pittsburgh, PA  15222
          Attention:  Sanford B. Ferguson
          (412) 355-6501 (Facsimile)

Prior to the Closing Date, USA Waste shall receive copies of all notices given hereunder by any party at the address set forth above.

     8.6   Successors and Assigns.   This Agreement shall be binding on,
           ----------------------
enforceable against and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or delegate its obligations under this Agreement without the express written consent of the other party.

     8.7   Governing Law; Jurisdiction.   THIS AGREEMENT SHALL BE GOVERNED IN
           ---------------------------
ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. THE EXCLUSIVE VENUE FOR THE ADJUDICATION OF ANY DISPUTE OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE THEREOF SHALL BE THE COURTS LOCATED IN THE STATE OF DELAWARE AND THE PARTIES HERETO AND THEIR AFFILIATES EACH CONSENT TO AND HEREBY SUBMIT TO THE JURISDICTION OF ANY COURT LOCATED IN SUCH STATE.

     8.8   Savings Clause.   If any provision of this Agreement is held to be
           --------------
invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

     8.9   Counterparts.   This Agreement may be executed in multiple
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.10   Construction.    Headings contained in this Agreement are for
            ------------
convenience only and shall not be used in the interpretation of this Agreement. References herein to the Agreement shall be deemed to include all Schedules hereto, and references herein to Articles, Sections, and Schedules are to the articles, sections and schedules of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

             [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              AMERICAN WASTE SERVICES, INC.

                              By:
                                 -------------------------------------------
                              Name:
                                   -----------------------------------------
                              Title:
                                    ----------------------------------------


                              AVALON HOLDINGS CORPORATION

                              By:
                                 -------------------------------------------
                              Name:
                                   -----------------------------------------
                              Title:
                                   -----------------------------------------

                      SCHEDULE 1.1 A:  CONTRIBUTED ASSETS


     All real property (including, without limitation, land, land improvements, fixtures, buildings and improvements) owned in fee in Warren, Ohio and Bridgeport, West Virginia (the "Contributed Realty").

     All cash on the balance sheet of AWS as of the Distribution Date (excluding cash held by Retained Subsidiaries) but prior to the occurrence of the transactions set forth in Section 3.6 of the Merger Agreement (other than cash proceeds of the Primary USA Loan).

     All communication equipment, office furniture and equipment, fixtures, computer equipment and software owned or leased by AWS.

     All contracts, agreements, equipment leases, software licenses, licenses and other instruments of or relating to the Contributed Businesses or the Nonessential Assets (the "Assigned Instruments").

     All United States and foreign patents, patent applications, patent disclosures, industrial designs, and inventions (whether or not patentable and whether or not reduced to practice); all United States and foreign registered and unregistered trademarks, service marks, domain names, licenses, logos, sales materials and trade names; all registrations, applications and renewals of any of the foregoing; all trade secrets, confidential information, know-how, customer lists, software, formulae, manufacturing and production processes and techniques, mask works, research and development information, product designations, quality standards, investigations, drawings, specifications, designs, plans, improvements, proposals, technical and computer data; all license agreements and sublicense agreements to and from third parties relating to any of the foregoing; and all other proprietary rights (collectively, "Intellectual Property") of AWS or any of the Contributed Businesses other than (with respect to all of the foregoing) that which is currently used by any of the Retained Subsidiaries.

     Golf course memberships.

     Rights relating to sponsorship of the LPGA Golf Tournament at Avalon Lakes Golf Course.

     Originals or true and complete copies of all books and records, including customer and supplier lists, employee records and tax records relating to the Contributed Businesses

     All assets of any kind related to the hazardous waste transportation business.

     To the extent transferable, all governmental licenses, permits, authorizations, consents and approvals required to carry on the Contributed Businesses.

     All prepaid expenses and deferred charges, prepaid insurance deposits and insurance premiums relating to the Contributed Businesses.

     All insurance policies of AWS as provided in Section 5.7 hereof.

     All Contributed Net Intercompany Receivables (as defined in the Merger Agreement).

     Originals or true and correct copies of all proprietary or confidential business or technical information, records and policy statements of AWS, that relate to the Contributed Businesses, including accounting procedures, instructions, organizational manuals, strategic plans and other documents or materials of a general nature. Avalon and AWS will enter into appropriate confidentiality restrictions with respect to same.

     All other property and assets of AWS not included within the definition of Retained Assets or Retained Subsidiaries.

     Any cash to be contributed in accordance with Section 3.6(e) of the Merger Agreement.

                   SCHEDULE 1.1 B:  CONTRIBUTED SUBSIDIARIES


American Landfill Management, Inc.

American Waste Management Services, Inc.

Antech Ltd.

Avalon Lakes Golf, Inc. and its direct and indirect wholly owned subsidiaries

AWMS, Inc.

AWS Remediation, Inc.

Clean Fill, Inc.

DartAmerica, Inc. and its direct and indirect wholly owned subsidiaries

Eagle Fidelity Insurance Company

Earth Sciences Consultants, Inc. and its direct and indirect wholly owned subsidiaries

Envirco Transportation, Inc.

Envirco Transportation Management, Inc.

                       SCHEDULE 1.2 A:  RETAINED ASSETS


The name "American Waste Services, Inc." and all associated good will.

Originals or true and complete copies of all books and records, including customer and supplier lists, employee records and tax records relating to the Retained Businesses.

All insurance policies of AWS relating to director and officer liability.

All accounts receivable held by AWS where the debtor is a Retained Subsidiary to the extent that such accounts receivable do not constitute Contributed Net Intercompany Receivables, including all accrued interest owed to AWS on account of the intercompany payables owed by any Retained Subsidiary.

All contracts, agreements, equipment leases, software licenses, licenses and other instruments other than the Assigned Instruments.

All governmental licenses, permits, authorizations, consents and approvals required to carry out the Retained Businesses.

Originals or true and correct copies of all proprietary or confidential business or technical information, records and policy statements of AWS, that relate to the Retained Businesses, including accounting procedures, instructions, organizational manuals, strategic plans and other documents or materials of a general nature. AWS and Avalon will enter into appropriate confidentiality restrictions with respect to same.

Any cash that is not included as a Contributed Asset and is proceeds of the Primary USA Loan after the contributions contemplated by Section 3.6 of the Merger Agreement, including any amounts that may be reserved to pay the Distribution Tax.

                     SCHEDULE 1.2 B:  RETAINED SUBSIDIARIES


American Landfill, Inc.

American Landfill Gas Company

American Waste, Inc. (and its wholly owned subsidiaries, American Waste of Mahoning Valley, Inc., American Waste of Cleveland, Inc., and American Waste of Northeast Ohio, Inc.)

East Liverpool Landfill, Inc.

Mahoning Landfill, Inc. (and its wholly owned subsidiary, SLF Development, Inc.)

                      SCHEDULE 5.11:  CERTAIN AGREEMENTS


     1.   See attached Exhibit 5.11.

     2.   Other bids, quotations and agreements of the type defined in Section
          5.11 which were issued or entered into in the ordinary course of business by AWS, one or more Contributed Subsidiaries and/or one or more Retained Subsidiaries (whether before or after the date of the Contribution and Distribution Agreement, but in all events prior to the Distribution)

                            TAX ALLOCATION AGREEMENT


     THIS TAX ALLOCATION AGREEMENT (this "Agreement"), dated as of __________, 1998 among American Waste Services, Inc., an Ohio corporation (the "AWS"), Avalon Holdings Corporation, a Delaware corporation and a wholly owned subsidiary of AWS ("Avalon"), and USA Waste Services, Inc., a Delaware corporation ("USA").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, AWS, USA, and C&S Ohio Corp., an Ohio corporation and a wholly owned subsidiary of USA ("Sub") have entered into an Agreement and Plan of Merger dated as of February 6, 1998 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into AWS;

     WHEREAS, the Board of Directors of AWS has approved a Contribution and Distribution Agreement in the form attached to the Merger Agreement (the "Distribution Agreement");

     WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Merger Agreement to consummate the Merger;

     WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Distribution Agreement to consummate the Contribution and Distribution (as defined in the Distribution Agreement); and

     WHEREAS, USA and AWS, on behalf of each of them and the AWS Group (as defined herein) and Avalon, on behalf of itself and the Avalon Group (as defined herein), wish to provide for the allocation between the AWS Group and the Avalon Group of all responsibilities, liabilities and benefits relating to or affecting Taxes (as defined herein) paid or payable by either of them for all taxable periods, whether beginning before, on or after the Distribution Date (as defined herein) and to provide for certain other matters.

     NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement or the Distribution Agreement, as the case may be. As used in this Agreement, the following terms shall have the following respective meanings:

     "Actually Realized" or "Actually Realizes" means, for purposes of determining the timing of any Taxes (or related Tax cost or benefit) relating to any Payment, transaction, occurrence or event (including the receipt of any Tax Refund), the time at which the amount of Taxes payable by such person is increased above or reduced below, as the case may be, the amount of Taxes that such person would be required to pay but for such payment, transaction, occurrence or event.

     "Affiliate" means with respect to each of the parties hereto, (i) a corporation, partnership, limited liability company, trust, joint venture or other business entity in which 50% or more of the outstanding equity or voting power is owned (directly or indirectly) by such party, and (ii) a partnership in which a general partner interest is owned by such party. For purposes of this Agreement, in no event shall AWS or Avalon be treated as an Affiliate of the other.

     "Affiliated Group" means the affiliated group of corporations within the meaning of Section 1504 of the Code of which AWS is the common parent.

     "Code" means the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of any subsequently enacted Federal Tax laws.

     "The AWS Group" means, solely for purposes of this Agreement, AWS and its Affiliates, other than Avalon and its Affiliates (determined after giving effect to the Contribution and Distribution) and, for Post-Tax Indemnification Periods, shall include USA and its Affiliates.

     "AWS Tax Difference" has the meaning set forth in Section 4.1(b).

     "AWS Tax Item" means a Tax Item that is attributable to the AWS Group and is not a Avalon Tax Item.

     "Consolidated Federal Tax Returns" are the Federal Tax Returns for the Affiliated Group filed on a consolidated basis pursuant to Section 1501 of the Code for any Pre-Distribution Taxable Period.

     "Consolidated State Tax Returns" are the state Tax Returns for the Affiliated Group filed on a consolidated, unitary or combined basis pursuant to the laws of any state Taxing Authority for any Pre-Distribution Taxable Period.

     "Distribution Date" means the date on which the Distribution occurs or is deemed to occur for Federal Income Tax purposes and shall be deemed effective as of the close of business on such date.

     "Group" means either the AWS Group or the Avalon Group, as the context provides.

     "Income Tax Benefit" means for any taxable period the excess of (i) the Income Tax liability of the taxpayer for the taxable period calculated as if the Timing Difference or Reverse

Timing Difference, as the case may be, had not occurred but with all other facts unchanged, over (ii) the Income Tax liability of the taxpayer for the taxable period, calculated taking into account the Timing Difference or Reverse Timing Difference, as the case may be (treating an Income Tax Refund as a negative Income Tax liability for purposes of such calculation).

     "Income Tax Detriment" means for any taxable period the excess of (i) the Income tax liability of the taxpayer for the taxable period, calculated taking into account the Timing Difference or Reverse Timing Difference, as the case may be, over (ii) the Income Tax liability of the taxpayer for the taxable period, calculated as if the Timing Difference or Reverse Timing Difference, as the case may be, had not occurred but with all other facts unchanged (treating an Income Tax Refund as a negative Income Tax liability for purposes of such calculation).

     "Income Taxes" means any Tax based upon, measured by, or calculated with respect to (i) net income or profits (including, but not limited to, any capital gains, alternative minimum Tax and any Tax on items of Tax preference, but not including sales, use, real property gains, real or personal property, gross or net receipts, transfer or similar Taxes) or (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (i) above.

     "Indemnitee" has the meaning set forth in Section 5.2.

     "Indemnitor" has the meaning set forth in Section 5.2.

     "Indemnity Issue" has the meaning set forth in Section 5.2.

     "IRS" means the Internal Revenue Service.

     "Loss Group" has the meaning set forth in Section 4.1(a)(ii).

     "Post-Distribution Taxable Period" means a taxable period beginning after the Distribution Date.

     "Post-Tax Indemnification Period" means any Post-Distribution Taxable Period and that portion of any Straddle Period that begins on the day after the Distribution Date.

     "Pre-Distribution Taxable Period" means a taxable period ending on or before the Distribution Date.

     "Pro Forma Tax Returns" has the meaning set forth in Section 2.1(c).

     "Reverse Timing Difference" means an increase in income, gain or recapture, or a decrease in deduction, loss or credit, as calculated for Income Tax purposes, of the taxpayer for any Tax Indemnification Period coupled with an increase in deduction, loss or credit, or a decrease in income, gain or recapture, of the taxpayer for any Post-Tax Indemnification Period.

     "Avalon Group" means Avalon and its Affiliates, determined immediately after the Contribution and Distribution.

     "Avalon Tax Difference" has the meaning set forth in Section 4.1(c).

     "Avalon Tax Item" means a Tax Item solely attributable to the Avalon Group.

     "Straddle Period" means a taxable period that begins before and includes but does not end on the Distribution Date.

     "Tax" or "Taxes" means all forms of taxation, whenever created or imposed, and whether imposed by a local, municipal, governmental, state, foreign, federal or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, withholding, payroll, wage withholding, employment, excise, occupation, unemployment insurance, social security, business license, business organization, stamp, environmental, premium and property taxes, together with any related interest (including the actual interest that would have accrued if there were no netting of Taxes), penalties and additions to any such tax, or additional amounts imposed by any Taxing Authority (domestic or foreign) upon the AWS Group, the Avalon Group, the USA or any of their Affiliates.

     "Tax Audit Proceeding" means any audit or other examination, judicial or administrative proceeding relating to liability for, or refunds or adjustments with respect to, Taxes.

     "Tax Contest" has the meaning set forth in Section 5.2.

     "Tax Deficiency" means a net increase in Taxes payable as a result of a Tax Audit Proceeding or an amendment of a Tax Return or an event having a similar effect.

     "Tax Indemnification Period" means any Pre-Distribution Taxable Period and that portion of any Straddle Period that ends on and includes the Distribution Date.

     "Tax Item" means any item of income, gain, loss, deduction, credit, provisions for reserves, recapture of credits or any other item which is taken into account in determining taxable income or is otherwise taken into account in determining Taxes paid or payable, including an adjustment under Section 481 of the Code resulting from a change in accounting method, and amounts of property, payroll, sales or other items that are relevant to the apportionment, allocation and determination of Taxes for purposes of determining Tax liabilities other than Federal Income Tax liability.

     "Tax Records" has the meaning set forth in Section 6.2

     "Tax Refund" means a refund of Taxes (including a reduction in Taxes as a result of the utilization of any credit or any offset against Taxes or Tax Items) reduced (but not below zero) by any net increase in Taxes Actually Realized by the recipient (or its Affiliate) thereof as a result of the receipt thereof.

     "Tax Return" means any return, filing, questionnaire, information return or other document required to be filed, including requests for extensions of time, filings made with respect to estimated tax payments, claims for refund and amended returns that may be filed, for any period with any Taxing Authority (whether domestic or foreign) in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

     "Taxing Authority" means any governmental or quasi-governmental body exercising any Taxing authority or Tax regulatory authority.

     "Timing Difference" means an increase in income, gain or recapture, or a decrease in deduction, loss or credit, as calculated for Income Tax purposes, of the taxpayer for any Post-Tax Indemnification Period coupled with an increase in deduction, loss or credit, or a decrease in income, gain or recapture, of the taxpayer for any Tax Indemnification Period.

                                   ARTICLE II
                     PREPARATION AND FILING OF TAX RETURNS

     Section 2.1.  Preparation of Tax Returns.

          (a) Consistent with Agreements. Each of the parties to this Agreement agrees to, and to cause each of its relevant Affiliates to, report the Contribution, the Distribution and the Merger consistent with the provisions of the Merger Agreement and the Distribution Agreement.

          (b) Consistent with Past Practice. Except for any accounting method changes pursuant to applications that are approved by the IRS and reflected in
Schedule 6.12 of the Merger Agreement and any accounting method elections and changes that may be effective as of the day after the Distribution Date and are applicable only to the Avalon Group (or otherwise have no adverse effect on the AWS Group, as determined by the AWS Group in its reasonable discretion), all Tax Returns described in Sections 2.2(a), (b), (c) and (d) filed after the date of this Agreement, in the absence of a controlling change in law or circumstance, shall be prepared on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such preparation.

          (c) Avalon Obligations. Avalon agrees to cooperate in good faith with AWS to determine the appropriate amount of Tax Items, if any, attributable to the AWS Group to be reflected on any Tax Returns for Pre-Distribution Taxable Periods and Straddle Periods to be prepared by Avalon in accordance with Section
2.2 (b) and (c). With respect to each of the 1997 taxable year and the taxable year ending on and including the Distribution Date, Avalon (i) will deliver to AWS at least 45 days prior to the due date for filing of the Tax Returns (giving effect to applicable extensions) for such taxable year, pro forma Federal and state Income Tax Returns (the "Pro Forma Tax Returns") for such taxable years and (ii) will consult with AWS with respect to the application of the Tax Items shown on the Pro Forma Tax Returns to the Tax Items to be shown on the Tax Returns. The computations made with respect to the Pro Forma Tax Returns shall be made, where applicable, on a basis consistent with the principles of Treasury Regulation Section 1.1502-76(b)(2). Avalon will inform and consult with AWS regarding any Tax Audit Proceedings or any other adjustments which would materially affect any of the Tax Items shown on the Pro Forma Tax Returns. Avalon will provide AWS with copies of all Tax Returns prepared by Avalon in accordance with Section 2.2(b) and (c) promptly after filing.

          (d) AWS Obligations. AWS shall provide Avalon with comments and/or objections to the Pro Forma Tax Returns at least 21 days prior to the due date for filing such Tax Returns (giving effect to applicable extensions). AWS agrees to cooperate in good faith with Avalon to determine the appropriate amount of Tax Items attributable to the Avalon Group to be reflected on any Tax Returns for Straddle Periods to be prepared and filed by AWS in accordance with
Section 2.2(d). AWS further agrees to provide Avalon with a copy of each such Tax Return at least 30 days before it is filed and to follow the procedures in
Section 4.2 relating to the calculation of Taxes and to not file any such Tax Returns without the prior written consent of Avalon, which consent shall not be unreasonably withheld. If such consent is withheld, Avalon shall so notify AWS at least 10 days prior to the due date for filing such Tax Returns (giving effect to applicable extensions). AWS will provide Avalon with copies of all Tax Returns prepared by AWS in accordance with Section 2.2(d) promptly after filing.

     Section 2.2.  Filing of Tax Returns.

          (a) Consolidated Federal Tax Returns and Consolidated State Tax Returns. The Consolidated Federal Tax Returns and the Consolidated State Tax Returns required to be filed after the date hereof shall be prepared or caused to be prepared by Avalon and delivered to AWS at least 30 days prior to the due date thereof (giving effect to applicable extensions). AWS shall review the returns prepared pursuant to this Section 2.2(a) and shall, to the extent necessary or required, sign such returns and see to the timely filing thereof.

          (b) Pre-Distribution Taxable Period Tax Returns. All Tax Returns other than those described in Section 2.2(a) which include a member of the Avalon Group that are required to be filed for any Pre-Distribution Taxable Period shall be prepared and timely filed or caused to be prepared and timely filed by Avalon. All Tax Returns other than those described in Section 2.2(a) which include a member of the AWS Group that are required to be filed for any Pre-Distribution Taxable Period shall be prepared or caused to be prepared by Avalon and delivered to AWS at least 30 days prior to the due date thereof (giving effect to applicable extensions). AWS shall review any such return that includes a member of the AWS Group and shall, to the extent necessary or required, sign such returns and see to the timely filing thereof.

          (c) Avalon Straddle Period Tax Returns. All Tax Returns other than those described in Section 2.2(a) which are required to be filed by any member of the Avalon Group for any Straddle Period (including Ohio Forms FT-1120C and FT-1120, insofar as such Forms FT-1120 are for members of the Avalon Group) shall be prepared and timely filed or caused to be prepared and timely filed by Avalon.

          (d) AWS Straddle Period Tax Returns. All Tax Returns other than those described in Section 2.2(a) which are required to be filed by any member of the AWS Group for any Straddle Period (including Ohio Forms FT-1120 for members of the AWS Group) shall be prepared and timely filed or caused to be prepared and timely filed by AWS.

          (e) Post-Distribution Taxable Period Tax Returns. The filing of all Tax Returns for all Post-Distribution Taxable Periods shall be the responsibility of the Avalon Group if such Tax Returns relate to a member or members of the Avalon Group or their respective assets or businesses, or shall be the responsibility of the AWS Group if such Tax Returns relate to a member or members of the AWS Group or their respective assets or businesses.

     Section 2.3.  Procedures for Filing Tax Returns.

          (a) Designation. AWS hereby irrevocably designates, and agrees to cause each of its Affiliates to so designate, Avalon as its agent to take any and all actions necessary or incidental to (i) the preparation (but not filing) of the Tax Returns described in Section 2.2(a) and (b) and (ii) the preparation and filing of the Tax Returns described in Section 2.2(c). Avalon hereby irrevocably designates, and agrees to cause each of its Affiliates to so designate, AWS as its agent to take any and all actions necessary or incidental to the preparation and filing of the Tax Returns described in Section 2.2(d).

          (b) Closing of Straddle Period. To the extent permitted by law or administrative practice, the taxable year of any member of the AWS Group which includes the Distribution Date shall be treated as closing on (and including) the Distribution Date. AWS, USA, Avalon and their respective Affiliates agree to treat, on all Tax Returns and in all Tax Audit Proceedings, the Affiliated Group as terminating for Federal Income Tax purposes as a result of and on the date of the Merger.

                                 ARTICLE III
                               PAYMENT OF TAXES

     Section 3.1.  Payment of Tax Liabilities.

          (a) Consolidated and Pre-Distribution Tax Liabilities.

               (i) Avalon Liability. Except as otherwise provided in this Agreement, Avalon or a member of the Avalon Group shall pay or cause to be paid, directly to, or at the direction of, AWS (such direction may specify payment by direct wire transfer), at least two days prior to the date payment (including estimated payment) thereof is due, all Taxes due with respect to the Tax Returns described in Sections 2.2(a) and 2.2(b) that are attributable to any member or members of the Avalon Group, the respective assets or businesses of any member or members of the Avalon Group and any Avalon Tax Item.

               (ii) AWS Liability. Except as otherwise provided in this Agreement, AWS or a member of the AWS Group shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the Tax Returns described in Sections 2.2(a) and 2.2(b) that are attributable to any member or members of the AWS Group, the respective assets or businesses of any member or members of the AWS Group and any AWS Tax Item.

          (b) Separate Straddle Period Tax Liabilities.

               (i) Avalon Liability. Except as otherwise provided in this Agreement, Avalon or a member of the Avalon Group shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the Tax Returns described in Section 2.2(c); provided, however, that AWS shall pay directly to, or at the direction of, Avalon (such direction may specify payment by direct wire transfer), at least two days prior to the date payment (including estimated payment) thereof is due, that portion of those Taxes due that are attributable to any member or members of the AWS Group, the respective assets or businesses of any member or members of the AWS Group or any AWS Tax Item.

               (ii) AWS Liability. Except as otherwise provided in this Agreement, AWS or a member of the AWS Group shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the Tax Returns described in Section 2.2(d); provided, however, that Avalon shall pay directly to, or at the direction of, AWS (such direction may specify payment by direct wire transfer), at least two days prior to the date payment (including estimated payment) thereof is due, that portion of those Taxes due that are attributable to any member or members of the Avalon Group, the respective assets or businesses of any member or members of the Avalon Group or any Avalon Tax Item.

          (c) Post-Distribution Taxable Period Tax Liabilities. Except as otherwise provided in this Agreement, all Taxes for all Post-Distribution Taxable Periods shall be paid or caused to be paid by the party responsible under this Agreement for filing the Tax Return pursuant to which such Taxes are due or, if no such Tax Returns are due, by the party liable for such Taxes.

     Section 3.2.  Tax Refunds and Carrybacks.

          (a) Consent. Without the prior consent of AWS (such consent not to be unreasonably withheld), no member of the Avalon Group shall carry back any net operating loss or other Tax Item from a Post-Tax Indemnification Period to a Tax Indemnification Period; and, without the prior consent of Avalon (such consent not to be unreasonably withheld), no member of the AWS Group shall carry back any net operating loss or other Tax Item from a Post-Tax Indemnification Period to a Tax Indemnification Period.

          (b) Retention and Payment of Tax Refunds. Except as otherwise provided in this Agreement, Avalon shall be entitled to retain, and to receive within 10 days after Actually Realized by the AWS Group, the portion of all Tax Refunds of Taxes for which the Avalon Group is liable pursuant to Section 3.1 or
Section 5.1(a), and AWS shall be entitled to retain, and to receive within 10 days after Actually Realized by the Avalon Group, the portion of all Tax Refunds of Taxes for which the AWS Group is liable pursuant to Section 3.1 or Section 5.1(b). Notwithstanding the foregoing, (i) all Tax Refunds resulting from the carryback of any AWS Tax Item arising in a Post-Tax Indemnification Period to a Tax Indemnification Period shall be for the account and benefit of the AWS Group and, if and to the extent Actually Realized by Avalon, Avalon shall pay over to AWS any such Tax Refund within 10 days after it is Actually Realized by Avalon or any member of the Avalon Group, (ii) all Tax Refunds resulting from the carryback of any Avalon Tax Item arising in a Post-Tax Indemnification Period to a Tax Indemnification Period shall be for the account of Avalon and, if and to the extent Actually Realized by AWS, AWS shall pay over to Avalon any such Tax Refund within 10 days after it is Actually Realized by AWS or any member of the AWS Group, (iii) all Tax Refunds resulting from the utilization of any Tax Items (such as the utilization of a minimum or foreign tax credit or Section 481(a) adjustments which reduces current year Taxes) attributable to the Avalon Group or the respective assets or businesses of any member or members of the Avalon Group arising in a Tax Indemnification Period shall be for the account of Avalon and, if and to the extent Actually Realized by AWS, AWS shall pay over to Avalon any such Tax Refund within 10 days after it is Actually Realized by AWS or any member of the AWS Group and (iv) all Tax Refunds resulting from the utilization of any Tax Items (such as the utilization of a minimum or foreign tax credit or Section 481(a) adjustments which reduces current year Taxes) attributable to the AWS Group or the respective assets or businesses of any member or members of AWS Group arising in a Tax Indemnification Period shall be for the account of AWS and, if and to the extent Actually Realized by Avalon, Avalon shall pay over to AWS any such Tax Refund within 10 days after it is Actually Realized by Avalon or any member of the Avalon Group. In computing the amount of any Tax Refunds described in (i), (ii), (iii) or (iv) above, the party paying over such Tax Refunds shall be deemed to recognize all other items of income, gain, loss, deduction or credit for that taxable period together with the utilization of any Tax Item causing a Tax Refund described in this Section 3.2(b). Avalon, USA, AWS and their respective Affiliates will use commercially reasonable efforts to claim and utilize the Tax Items referred to in (i), (ii), (iii) or (iv) in a manner which is designed to maximize (on a present value basis) the Tax Refunds described therein.

          (c) Refund Claims. Avalon shall be permitted to file at Avalon's sole expense, and AWS shall reasonably cooperate with Avalon in connection with, any claims for

Tax Refunds to which Avalon is entitled pursuant to this Section 3.2 or any other provision of this Agreement. Avalon shall reimburse AWS for any reasonable out-of-pocket costs and expenses incurred by any member of the AWS Group in connection with such cooperation. AWS shall be permitted to file at AWS's sole expense, and Avalon shall reasonably cooperate with AWS in connection with, any claims for Tax Refund to which AWS is entitled pursuant to this
Section 3.2 or any other provision of this Agreement. AWS shall reimburse Avalon for any reasonable out-of-pocket costs and expenses incurred by any member of the Avalon Group in connection with such cooperation. Any claim for a Tax Refund under this Section 3.2 to which Avalon is entitled and which relates to a Tax Return for which AWS is required to file under Section 2.2 shall be subject to the AWS Group's consent (such consent not to be unreasonably withheld). Any claim for a Tax Refund under this Section 3.2 to which the AWS Group is entitled shall be subject to the Avalon Group's consent (such consent not to be unreasonably withheld). A copy of a claim for any Tax Refund to which either party is entitled to file under this Section 3.2 shall be provided to the other party no later than 30 days prior to the filing of such Tax Refund claim. In the event that Avalon and AWS are each entitled to file a Tax Refund claim pursuant to this Section 3.2 for the same period, such Tax Refunds of AWS and Avalon shall be allocated in a manner corresponding to the allocation and calculation of Taxes for such periods under Article IV.

                                   ARTICLE IV
                      ALLOCATION AND CALCULATION OF TAXES

     Section 4.1.    Allocations.

          (a) (i) In the case of any Consolidated Federal Tax Return described in Section 2.2(a), the AWS Group and the Avalon Group will each be allocated the portion of such Taxes due with respect to such Tax Returns attributable to each Group, the respective assets or businesses of any member or members of each Group and any Tax Item of each Group. This allocation shall be made in accordance with the principles set forth in Treasury Regulation Section 1.1552-1(a)(2) on the basis of the percentage of the total Tax liability for each Group, if computed on a separate consolidated federal income tax return of each Group, would bear to the aggregate amount of such Tax liability of the AWS Group and the Avalon Group so computed.

          (ii) The principles of Treasury Regulation Section 1.1502-33(d)(3) also shall apply to the allocation set forth in Section 4.1(a)(i). If the amount of the Affiliated Group's consolidated federal income tax liability is less than the sum of the aggregate separate return tax liabilities of the Avalon Group and the AWS Group (as computed pursuant to Section 4.1(a)(i) above) due to losses or tax credits of one Group (including losses or tax credits carried over from prior years), the decrease in tax liability resulting therefrom shall be allocated 100 percent to that Group. A Group thus may have a "negative" income tax liability as a result of such an allocation (a "Loss Group"). If a Loss Group exists, the other Group shall pay to the Loss Group an amount equal to such "negative" income tax liability. In other words, if Tax attributes (e.g., losses or tax credits) of one Group are utilized by the other Group to reduce taxable income or

Tax, as the case may be, the Group utilizing such Tax attributes shall pay to the other Group, with respect to losses, an amount equal to such reduction in taxable income resulting from the utilization of such losses multiplied by the top marginal federal corporate income Tax rate actually used by the Group utilizing the losses in calculating its deemed Tax liability (prior to the application of Tax credits against such liability) under this Section 4.1(a) for the taxable period during which such losses are utilized and, with respect to Tax credits, an amount equal to the actual amount by which the deemed Tax liability calculated pursuant to this Section 4.1(a) is reduced by such Tax credits for the taxable period during which such Tax credits are utilized. Any such payments shall be consistent with the procedures and timing set forth in
Section 3.1(b) hereof.


          (b) In the case of any Tax Return described in Section 2.2(b) to be prepared by Avalon or any Consolidated State Tax Returns described in Section 2.2(a) or any Tax returns described in Section 2.2(c), the Avalon Group will be allocated all of the Taxes due with respect to each such Tax Return; provided, however, if a AWS Tax Item is included in any such Tax Return, the Taxes that would be due with respect to such Tax Return, calculated as if AWS Tax Item had not been included but with all other Tax Items unchanged, shall be subtracted from the Taxes due with respect to such Tax Return taking into account AWS Tax Item (the "AWS Tax Difference"). If AWS Tax Difference is a positive amount, the AWS Group shall be allocated an amount of Taxes due on such Tax Return equal to AWS Tax Difference. If AWS Tax Difference is a negative amount, the Avalon Group shall pay to the AWS Group an amount equal to AWS Tax Difference consistent with the procedures and timing set forth in Section 3.1(b) hereof.

          (c) In the case of any Tax Return described in Section 2.2(b) to be filed by AWS or in Section 2.2(d), the AWS Group will be allocated all the Taxes due with respect to each such Tax Return; provided, however, if a Avalon Tax
Item is included in any such Tax Return, the Taxes that would be due with respect to such Tax Return, calculated as if the Avalon Tax Item had not been included with all other Tax Items unchanged, shall be subtracted from the Taxes due with respect to such Tax Return taking into account the Avalon Item (the "Avalon Tax Difference"). If the Avalon Tax Difference is a positive amount, the Avalon Group shall be allocated an amount of Taxes due on such Tax Return equal to the Avalon Tax Difference. If the Avalon Tax Difference is a negative amount, the AWS Group shall pay to the Avalon Group an amount equal to the Avalon Tax Difference consistent with the procedures and timing set forth in
Section 3.1(b) hereof.

          (d) In the case of any Tax Return described in Section 2.2(e) to be filed by Avalon, the Avalon Group will be allocated all the Taxes due with respect to each such Tax Return if the Avalon Group is responsible for filing such Tax Return under this Agreement.

          (e) In the case of any Tax Return described in Section 2.2(e) to be filed by AWS, the AWS Group will be allocated all the Taxes due with respect to each such Tax Return if the AWS Group is responsible for filing of such Tax Return under this Agreement.

          (f) The allocations under this Section 4.1 shall be determined in a manner consistent with the principles set forth in Section 4.3.

     Section 4.2. Calculations and Determinations. All calculations and determinations required to be made pursuant to this Agreement (including the calculation in Section 4.1) shall be made in good faith by the party making such calculations or determinations. Except for any accounting method changes pursuant to applications for accounting method changes filed prior to the date hereof and any accounting method elections and changes that may be effective as of the day after the Distribution Date, all calculations and determinations required to be made pursuant to this Agreement (including the calculation in Section 4.1), shall be made, in the absence of a controlling change in law or circumstance, on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed.

     Section 4.3. Principles of Determination. In implementing this Agreement, except as otherwise specifically provided, the parties shall make any adjustments that are necessary to ensure that, with respect to Taxes for Straddle Periods or Pre-Distribution Taxable Periods, payments and reimbursements between the parties reflect the principles that (i) Avalon is to bear responsibility only for that portion of Taxes for Straddle Periods and Pre-Distribution Taxable Periods that are attributable to the Avalon Group, the respective assets or businesses of any member or members of the Avalon Group and any Avalon Tax Item, (ii) AWS is to bear responsibility for all other Taxes for Straddle Periods and Pre-Distribution Taxable Periods, (iii) AWS is responsible for all Taxes for Post-Distribution Taxable Periods (calculated by treating the day after the Distribution Date as the first day of any Post-Distribution Taxable Period) reflected on the Tax Returns, the responsibility for the filing thereof is imposed on AWS pursuant to this Agreement, (iv) Avalon is responsible for all Taxes for Post-Distribution Taxable Periods (calculated by treating the day after the Distribution Date as the first day of any Post-Distribution Taxable Period) reflected on the Tax Returns, the responsibility for the filing thereof is imposed on Avalon pursuant to this Agreement, (v) AWS will be entitled to any Tax Refunds relating to Tax Items attributable to the AWS Group, the respective assets or businesses of any member or members of the AWS Group or any AWS Tax Item arising in a Tax Indemnification Period and (vi) Avalon will be entitled to any Tax Refunds relating to Tax Items attributable to the Avalon Group or the respective assets or businesses of any member or members of the Avalon Group or any Avalon Tax Item arising in a Tax Indemnification Period.

                                 ARTICLE V
                       TAX INDEMNIFICATION; TAX CONTESTS

     Section 5.1.  Indemnification.

          (a) Avalon Indemnification. Except as otherwise provided in Section 5.1(b), Avalon and the Avalon Group shall be liable for and shall indemnify, defend and hold harmless the members of the AWS Group and USA and each of their respective Affiliates and representatives from and against (A) all Taxes attributable to the Avalon
Group, the respective assets or businesses of any member or members of the Avalon Group and any Avalon Tax Item for Pre-Distribution Taxable Periods, (B) all Taxes attributable to the Avalon Group, the respective assets or businesses of any member or members of the Avalon Group and any Avalon Tax Item for the portion of any Straddle Period ending on and including the Distribution Date,
(C) all Taxes attributable to the Avalon Group, the respective assets or businesses of any member or members of the Avalon Group and any Avalon Tax Item for the portion of any Straddle Period beginning on the day after the Distribution Date (calculated by treating the day after the Distribution Date as the first day of a taxable period), (D) all Taxes of the Avalon Group for Post-Distribution Taxable Periods, (E) all liability (as a result of Treasury Regulation Section 1.1502-6(a) or a comparable state, local or foreign law) for Income Taxes of any person (other than a member of the AWS Group or the Avalon Group) which is or has ever been affiliated with any member of the Avalon Group or with which any member of the Avalon Group joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined or unitary Tax Return for any Pre-Distribution Taxable Period or Straddle Period; provided, however, if any member of the AWS Group also is or ever has been affiliated with or files or has ever filed (or is or has ever joined in the filing of) any such consolidated, combined or unitary Tax Return for the same Pre-Distribution Period or Straddle Period with any such person, then the amount of the liability under this provision shall be allocated between such member or members of the AWS Group and the Avalon Group in accordance with the principles described in
Section 4.1(a), (F) all Taxes for any taxable period (whether beginning before, on or after the Distribution Date) that would not have been payable but for the breach by any member of the Avalon Group of any representation, warranty or obligation under this Agreement or the Merger Agreement, and (G) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing.

          (b) AWS and USA Indemnification.  Except as otherwise provided in
Section 5.1(a), AWS and USA shall be liable for and shall indemnify, defend and hold harmless the Avalon Group from and against (A) all Taxes attributable to the AWS Group, the respective assets or businesses of any member or members of the AWS Group and any AWS Tax Item for Pre-Distribution Taxable Periods, (B) all Taxes attributable to the AWS Group, the respective assets or businesses of any member or members of the AWS Group and any AWS Tax Item for the portion of any Straddle Period ending on and including the Distribution Date, (C) all Taxes attributable to the AWS Group, the respective assets or businesses of any member or members of the AWS Group and any AWS Tax Item for the portion of any Straddle Period beginning on the day after the Distribution Date (calculated by treating the day after the Distribution Date as the first day of a taxable period), (D) all Taxes of the AWS Group for Post-Distribution Taxable Periods, (E) all liability (as a result of Treasury Regulation Section 1.1502-6(a) or a comparable state, local or foreign law) for Income Taxes of any person (other than a member of the AWS Group or the Avalon Group) which is or has ever been affiliated with any member of the AWS Group or with which any member of the AWS Group joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined or unitary Tax Return for any Pre-Distribution Taxable Period or Straddle Period; provided, however, if any member of the Avalon Group also is or ever has been affiliated with or files or has ever filed (or is or has ever joined in the filing of) any such consolidated, combined or unitary Tax Return for the same Pre-Distribution Period or Straddle Period with any such person, then the amount of the liability under this provision shall be allocated between such member or members of the AWS Group and the Avalon Group in accordance with the principles described in Section 4.1(a), (F) all Taxes for any taxable period (whether beginning before, on or after the Distribution Date) that would not have been payable but for the breach by any member of the AWS Group of any representation, warranty or obligation under this Agreement or the Merger Agreement, and (G) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing; -- provided, however, the indemnification obligation of AWS and USA under this
Section 5.1(b) shall not include any Taxes resulting from a breach of any representation and warranty made to USA in the Merger Agreement without regard to any materiality limitation thereunder.

          (c) Payments. Subject to Section 5.5(b), any indemnity payment required to be made pursuant to this Section 5.1 shall be paid within 30 days after the indemnified party makes written demand upon the indemnifying party, but in no case earlier than five business days prior to the date on which the relevant Taxes are required to be paid (or would be required to be paid if no such Taxes are due) to the relevant Taxing Authority.

     Section 5.2. Notice of Indemnity. Whenever any member of the AWS Group or the Avalon Group, as the case may be, (hereinafter an "Indemnitee") receives written notice from any Tax Authority or otherwise of any pending or threatened Tax examination, audit or other administrative or judicial proceeding (hereinafter a "Tax Contest") which could reasonably be expected to result in a determination that would increase the liability for any Tax of such member or any other member of its Group for any Tax Indemnification Period or for any Post-Tax Indemnification Period or require a payment hereunder to the other party (hereinafter an "Indemnity Issue"), the Indemnitee shall notify the other Group (hereinafter the "Indemnitor") of such Indemnity Issue within 30 days of receipt of such notice. The failure of any Indemnitee to give (or any delay in giving) such notice shall not relieve any Indemnitor of its obligations under this Agreement except to the extent that such failure to give (or such delay in giving) such notice shall have adversely affected the Indemnitor's ability to defend against, settle, or satisfy any action, suit or proceeding against Indemnitor, or any damage, loss, claim, or demand for which Indemnitee is entitled to indemnification from Indemnitor under this Agreement.

     Section 5.3. Tax Contests. To the extent that a Tax Contest relates to any Taxes for which a member of the Avalon Group is directly liable or has indemnification obligations hereunder, Avalon shall at its own expense control the defense and settlement of that portion of such Tax Contest. To the extent that a Tax Contest relates to any Taxes for which a member of the AWS Group is directly liable hereunder, AWS shall at its own expense control the defense and settlement of that portion of such Tax Contest. Provided, however, that the party in control of the Tax Contest shall in no event take any position in any such proceeding that would subject the party not in control of the defense to any civil fraud or any civil or criminal penalty, and provided, further, that the party in control of the Tax Contest shall not consent, without the prior written consent of the party not in control of the defense, which prior written consent shall not be unreasonably withheld, to any change in the treatment of any Tax Item that in any material respect adversely affects the Tax liability of the party not in control of the defense for a period for which that party is directly or indirectly liable under this Agreement.

     Section 5.4.  Timing Adjustments.

          (a) Timing Differences. If a Tax Audit Proceeding or an amendment of a Tax Return results in a Timing Difference, and such Timing Difference results in a decrease in an indemnity obligation AWS or Avalon has, or otherwise would have had, under Section 5.1 and/or an increase in the amount of a Tax Refund to which AWS or Avalon is entitled under Section 3.2, then in each Post-Tax Indemnification Period in which the AWS Group or the Avalon Group Actually Realizes an Income Tax Detriment, either AWS or Avalon, as the case may be, shall pay to the other an amount equal to such Income Tax Detriment; provided, however, that the aggregate payments required to be made under this Section 5.4(a) with respect to any Timing Difference shall not exceed the aggregate amount of the Income Tax Benefits realized by the Group from which such payment is made for all taxable periods and the Group receiving such payment for all Tax Indemnification Periods as a result of such Timing Difference. All such payments shall be made within 10 days after the relevant Income Tax Detriment has been Actually Realized and the Group Actually Realizing such Income Tax Detriment notifies the other Group, as the case may be.

          (b) Reverse Timing Differences. If a Tax Audit Proceeding or an amendment of a Tax Return results in a Reverse Timing Difference, and such Reverse Timing Difference results in an increase in an indemnity obligation of AWS or Avalon under Section 5.1 and/or a decrease in the amount of a Tax Refund to which AWS or Avalon is or would otherwise be entitled to under Section 3.2, then in each Post-Tax Indemnification Period in which the AWS Group or the Avalon Group Actually Realizes an Income Tax Benefit, AWS or Avalon, as the case may be, shall pay to the other an amount equal to such Income Tax Benefit; provided, however, that the aggregate payments required to be made under this
Section 5.4(b) with respect to any Reverse Timing Difference shall not exceed the aggregate amount of the Income Tax Detriments realized by the Group from which such payment is made for all taxable periods and the Group receiving such payment for all Tax Indemnification Periods as a result of such Reverse Timing Difference. All such payments shall be made within ten days after the relevant Income Tax Benefit has been Actually Realized.

     Section 5.5.  Payments Net of Taxes.

          (a) Gross Up and Characterization. The amount of any payment under this Agreement shall be (i) increased to take account of any net Tax cost incurred by the recipient thereof as a result of the receipt or accrual of payments hereunder (grossed-up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the recipient arising from the incurrence or payment of any such payment, other than any such net Tax benefit that the recipient is specifically entitled to retain pursuant to this Agreement. In computing the amount of any such Tax cost or Tax benefit, the recipient shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any payment hereunder. Except as provided in Section 5.5(b), or unless the parties otherwise agree to an alternative method for determining the present value of any such anticipated Tax benefit or Tax cost, any payment hereunder shall initially be made without regard to this Section and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the recipient has Actually Realized such cost or benefit. It is the intention of the parties that payments made pursuant to this Agreement are to be treated as relating back to the Contribution and Distribution as an adjustment to the assets and liabilities contributed thereunder, and the parties shall not take any position inconsistent with such intention before any Taxing Authority, except to the extent that a final determination (as defined in Section 1313 of the Code) with respect to the recipient party causes any such payment not to be so treated.

          (b) Time for Payment. Notwithstanding any other provision of this Agreement, to simplify the administration of this Agreement, the payment of any amount less than $25,000 required to be made pursuant to this Agreement by one party hereto to another party hereto need not be made to such other party prior to 30 days following the later of (i) the close of the calendar quarter during which such payment obligation arose and (ii) the day during such calendar quarter when the aggregate amount of all such less than $25,000 payment obligations arising during such calendar quarter exceeds $150,000. Unless otherwise specified by the recipient for items exceeding $100,000, any such payment may be made on a net Tax basis (i.e., reduced to take account of any net Tax benefit to be realized by the recipient (computed at an effective Tax rate to be agreed upon from time-to-time by the parties)) to the extent such recipient is entitled to a corresponding deduction.

          (c) Right to Offset. Any party making a payment under this Agreement shall have the right to reduce any such payment by any amounts owed to it by the other party to this Agreement.

                                   ARTICLE VI
                    COOPERATION AND EXCHANGE OF INFORMATION

     Section 6.1. Cooperation and Exchange of Information. Each party hereto, on behalf of itself and its Affiliates, agrees to provide the other parties hereto with such cooperation and information as such other parties shall reasonably request, and as promptly as practicable, in connection with the preparation or filing of any Tax Return or claim for or allocation of a Tax Refund not inconsistent with this Agreement or in conducting any Tax Audit Proceedings or other proceeding in respect to Taxes or to carry out the provisions of this Agreement. To the extent necessary to carry out the purposes of this Agreement and subject to the other provisions of this Agreement, such cooperation and information shall include without limitation the non-exclusive designation of an officer of Avalon as an officer of AWS and USA and each of their respective Affiliates solely for the purpose of pursuing refund claims, dealing with Taxing Authorities and defending Tax Audit Proceedings, in each case if such actions relate to Tax matters pertaining to or arising in the Tax Indemnification Period, as well as promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to the Tax Items on the Pro Forma Tax Returns and providing copies of all relevant Tax Returns for the Tax Indemnification Period, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by Taxing Authorities, and records concerning the ownership and Tax basis of property, which either party may possess and which relate to the Tax Items on the Pro Forma Tax Returns. Subject to the rights of the AWS Group under the other provisions of this Agreement, such officer shall have the authority to execute powers of attorney (including Form 2848) on behalf of each member of the AWS Group with respect to Tax Returns and Taxes for the Tax Indemnification Period. Each party to this Agreement shall make, or shall cause its Affiliates to make, their employees and facilities available on a mutually convenient basis to provide an explanation of any documents or information provided hereunder.

     Section 6.2. Record Retention. AWS and Avalon agree to (i) retain all Tax Returns, related schedules and workpapers, and all material records and other documents as required under Section 6001 of the Code and the regulations promulgated thereunder relating thereto ("Tax Records") existing on the Distribution Date or created through the Distribution Date, for 10 years from the Distribution Date and (ii) allow the other parties to this Agreement and their representatives (and representatives of any of its Affiliates), at times and dates reasonably acceptable to the retaining party, to inspect, review and make copies of such records, and have access to such employees, as AWS and Avalon may reasonably deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and without disruption to the respective business of either party. At the end of the 10-year period described in clause (i) AWS or Avalon, as the case may be, shall transfer such records (or cause such records to be transferred) to the other party (at such other party's sole expense), unless such other party notifies AWS or Avalon, as the case may be, within 90 days prior to the expiration of the 10-year period, that such other party does not desire to receive such Tax Records, in which case AWS or Avalon, as the case may be, may destroy or otherwise dispose of such undesired documents.

                                  ARTICLE VII
                                 MISCELLANEOUS

     Section 7.1. Entire Agreement. This Tax Allocation Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

     Section 7.2. AWS Representation. AWS represents that (i) it will become a member of the USA's "consolidated group," as such term is defined in Treasury Regulation Section 1.1502-1(h), on the date of the Merger, and (ii) all of its income and other Tax Items will be included in USA's consolidated Federal Tax Returns from and after the date of the Merger.

     Section 7.3. Modification or Amendment. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties. Anything in this Agreement or the Merger Agreement to the contrary notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Merger Agreement, the provisions of this Agreement shall control.

     Section 7.4. Resolution of Disputes. Any disputes between the parties with respect to this Agreement that cannot be resolved by good faith effort by the parties shall be submitted to the Pittsburgh office of Arthur Andersen LLP ("Arthur Andersen"), which shall render its opinion as to such matters. Arthur Andersen's determination shall be final and binding on all parties and Arthur Andersen's fees and expenses shall be shared by each of Avalon and AWS in accordance with the final allocation of the Tax liability in dispute.

     Section 7.5. Notices. Any notice, request, instruction or other communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)  If to Avalon:

               Avalon Holdings Corporation
               One American Way
               Warren, Ohio 44484
               Attention: Ronald E. Klingle
               Telecopy No: (330) 856-8483

               with copies to:

               Kirkpatrick & Lockhart, LLP
               1500 Oliver Building
               Pittsburgh, PA 15222
               Attention: Sanford B. Ferguson
               Telecopy No: (412) 355-6501

          (b)  if to USA or AWS:

               USA Waste Services, Inc.
               1001 Fannin, Suite 4000
               Houston, Texas 77002
               Attention: Chief Executive Officer
               Telecopy No: (713) 209-9711

               with copies to:

               Gregory T. Sangalis
               1001 Fannin, Suite 4000
               Houston, Texas 77002
               Telecopy No.: (713) 209-9711

               and

               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               3500 Texas Commerce Tower
               Houston, Texas 77002
               Attention:  Marcus A. Watts
               Telecopy No: (713) 223-3717


     Section 7.6. No Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

     Section 7.7. Assignment. No party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other parties hereto in their sole and absolute discretion. Any such conveyance, assignment or transfer without the express written consent of the other parties shall be void ab initio. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

     Section 7.8. Term. This Agreement shall commence on the date of execution indicated below and shall continue in effect until otherwise agreed to in writing by Avalon and AWS, or their successors.

     Section 7.9. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     Section 7.10. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     Section 7.11. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     Section 7.12. Counterparts. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     Section 7.13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     Section 7.14. Agent. Any consent rights of members of the Avalon Group under this Agreement shall be exercised by Avalon on behalf of the Avalon Group, and any notices given by the AWS Group to Avalon shall be deemed to be given to each member of the Avalon Group. Any consent rights of the AWS Group under this Agreement shall be exercised by USA on behalf of the AWS Group, and any notices given by Avalon to USA shall be deemed to be given to each member of the AWS Group.


             [the remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                    AMERICAN WASTE SERVICES, INC.


                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------


                                    AVALON HOLDINGS CORPORATION


                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------


                                    USA WASTE SERVICES, INC.


                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                VOTING AGREEMENT

                             AND IRREVOCABLE PROXY

     This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of February 6, 1998 is executed by USA Waste Services, Inc., a Delaware corporation ("USA Waste"), American Waste Services, Inc., an Ohio corporation ("AWS"), and Ronald E. Klingle ("Shareholder").

     WHEREAS, USA Waste, C&S Ohio Corp., an Ohio corporation ("Mergerco"), and AWS have executed that certain Agreement and Plan of Merger dated as of February 6, 1998 (the "Merger Agreement") whereby, among other things, Mergerco will be merged with and into AWS (the "Merger"); and

     WHEREAS, USA Waste and AWS are relying on those irrevocable proxies of certain persons, including Shareholder, in incurring expenses in reviewing AWS's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Shareholder hereby represents and warrants to USA Waste and AWS that he is the registered holder of and has the exclusive right to vote the shares of common stock, no par value ("Stock"), of AWS set forth below his name on the signature page hereto. Shareholder hereby agrees to vote at the shareholders' meeting referred to in Section 8.3 of the Merger Agreement (the "Meeting") the shares of Stock set forth below his name on the signature page hereto and all other shares of Stock that such Shareholder has the exclusive right to vote at the Meeting (the "Shares") in favor of the approval of the Merger and the approval and adoption of the Merger Agreement and in favor of the approval of the Distribution (as defined in the Merger Agreement).

     2. In order better to effect the provisions of Section 1, Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints USA Waste (the "Proxy Holder"), with full power of substitution, his true and lawful proxy and attorney-in-fact to vote at the Meeting all of the Shares in favor of the approval of the Merger and the approval and adoption of the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make, and in favor of the approval of the Distribution in the event that Shareholder does not vote in favor of the approval of the Merger and the approval and adoption of the Merger Agreement and in favor of the approval of the Distribution.

     3. Shareholder hereby covenants and agrees that until this Agreement is terminated, Shareholder will not, and will not agree to, without the consent of USA Waste, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy with respect to any of the Shares or deposit any of the Shares into a voting trust or enter into another voting agreement or arrangement with respect to any of the Shares except as contemplated by this Agreement, unless Shareholder causes the transferee of any such Shares to deliver to USA Waste an amendment to this Agreement whereby such transferee becomes bound by the terms of this Agreement.

     4. The agreement to vote and proxy granted hereby shall be limited strictly and solely to voting the Shares in favor of approving the Merger and approving and adopting the Merger Agreement and in favor of the approval of the Distribution at the Meeting and shall not extend to any other matters.

     5. Shareholder acknowledges that USA Waste and AWS are relying on this Agreement in incurring expenses in reviewing AWS's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and the Distribution and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including Section 1701.48 of the Ohio General Corporation Law. Shareholder and AWS acknowledge that the performance of this Agreement is intended to benefit USA Waste.

     6. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Merger.

     7. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by Shareholder of the Shares, and AWS shall recognize the vote of the Proxy Holder instead of the vote of Shareholder in the event Shareholder does not vote in favor of the approval of the Merger and approval and adoption of the Merger Agreement and in favor of the approval of the Distribution as set forth in Section 1.

     8. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement by USA Waste, AWS and Shareholder.

     9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     10. This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     11. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid, to the addresses of the parties hereto set forth in the Merger Agreement, with the exception of Shareholder, whose address shall be as set forth below his signature on the signature page hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

     This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.


                              USA WASTE SERVICES, INC.

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------



                              AMERICAN WASTE SERVICES, INC.

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------



                              SHAREHOLDER:

                              --------------------------------------------
                              Printed Name:  Ronald E. Klingle
                              Address:       345 Hunters Hollow
                                             Warren, OH  44484


                                  0      Shares of Class A Common Stock
                              ---------
                              2,538,102  Shares of Class B Common Stock
                              ---------

                              (if applicable)

                              Pledgee:
                                      -------------------------------------
                              Address:
                                      -------------------------------------

                                      -------------------------------------

                              Loan No.:
                                       ------------------------------------

                                VOTING AGREEMENT

                             AND IRREVOCABLE PROXY

     This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of February 6, 1998 is executed by USA Waste Services, Inc., a Delaware corporation ("USA Waste"), American Waste Services, Inc., an Ohio corporation ("AWS"), and Darrell D. Wilson ("Shareholder").

     WHEREAS, USA Waste, C&S Ohio Corp., an Ohio corporation ("Mergerco"), and AWS have executed that certain Agreement and Plan of Merger dated as of February 6, 1998 (the "Merger Agreement") whereby, among other things, Mergerco will be merged with and into AWS (the "Merger"); and

     WHEREAS, USA Waste and AWS are relying on those irrevocable proxies of certain persons, including Shareholder, in incurring expenses in reviewing AWS's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Shareholder hereby represents and warrants to USA Waste and AWS that he is the registered holder of and has the exclusive right to vote the shares of common stock, no par value ("Stock"), of AWS set forth below his name on the signature page hereto. Shareholder hereby agrees to vote at the shareholders' meeting referred to in Section 8.3 of the Merger Agreement (the "Meeting") the shares of Stock set forth below his name on the signature page hereto and all other shares of Stock that such Shareholder has the exclusive right to vote at the Meeting (the "Shares") in favor of the approval of the Merger and the approval and adoption of the Merger Agreement and in favor of the approval of the Distribution (as defined in the Merger Agreement).

     2. In order better to effect the provisions of Section 1, Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints USA Waste (the "Proxy Holder"), with full power of substitution, his true and lawful proxy and attorney-in-fact to vote at the Meeting all of the Shares in favor of the approval of the Merger and the approval and adoption of the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make, and in favor of the approval of the Distribution in the event that Shareholder does not vote in favor of the approval of the Merger and the approval and adoption of the Merger Agreement and in favor of the approval of the Distribution.

     3. Shareholder hereby covenants and agrees that until this Agreement is terminated, Shareholder will not, and will not agree to, without the consent of USA Waste, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy with respect to any of the Shares or deposit any of the Shares into a voting trust or enter into another voting agreement or arrangement with respect to any of the Shares except as contemplated by this Agreement, unless Shareholder causes the transferee of any such Shares to deliver to USA Waste an amendment to this Agreement whereby such transferee becomes bound by the terms of this Agreement.

     4. The agreement to vote and proxy granted hereby shall be limited strictly and solely to voting the Shares in favor of approving the Merger and approving and adopting the Merger Agreement and in favor of the approval of the Distribution at the Meeting and shall not extend to any other matters.

     5. Shareholder acknowledges that USA Waste and AWS are relying on this Agreement in incurring expenses in reviewing AWS's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and the Distribution and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including Section 1701.48 of the Ohio General Corporation Law. Shareholder and AWS acknowledge that the performance of this Agreement is intended to benefit USA Waste.

     6. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Merger.

     7. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by Shareholder of the Shares, and AWS shall recognize the vote of the Proxy Holder instead of the vote of Shareholder in the event Shareholder does not vote in favor of the approval of the Merger and approval and adoption of the Merger Agreement and in favor of the approval of the Distribution as set forth in Section 1.

     8. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement by USA Waste, AWS and Shareholder.

     9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     10. This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     11. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid, to the addresses of the parties hereto set forth in the Merger Agreement, with the exception of Shareholder, whose address shall be as set forth below his signature on the signature page hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

     This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.


                              USA WASTE SERVICES, INC.

                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------



                              AMERICAN WASTE SERVICES, INC.

                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------



                              SHAREHOLDER:

                              -------------------------------------------------
                              Printed Name:  Darrell D. Wilson
                              Address:       215 Hunters Hollow
                                             Warren, OH  44484


                                  0      Shares of Class A Common Stock
                              ---------
                              2,236,602  Shares of Class B Common Stock
                              ---------

                              (if applicable)

                              Pledgee:
                                      ------------------------------------------
                              Address:
                                      ------------------------------------------

                                      ------------------------------------------

                              Loan No.:
                                       -----------------------------------------

                   Legal Opinion of Outside Counsel for AWS/1/


     1. Each of AWS, Avalon and the Retained Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as it is now being conducted.

     2. AWS has full corporate power and authority to enter into the Transaction Agreements and to consummate the transactions contemplated thereby. The Transaction Agreements have been duly authorized by all necessary corporate and stockholder action on the part of AWS, and no other corporate proceedings on the part of AWS are necessary to authorize the execution and delivery of the Transaction Agreements or the consummation by AWS of the transactions contemplated thereby. Avalon has full corporate power and authority to enter into the Contribution and Distribution Agreement and to consummate the transactions contemplated thereby. The Contribution and Distribution Agreement has been duly authorized by all necessary corporate action on the part of Avalon, and no other corporate proceedings on the part of Avalon are necessary to authorize the execution and delivery of the Contribution and Distribution Agreement or the consummation by Avalon of the transactions contemplated thereby.

     3. The Transaction Agreements have been duly executed and delivered by AWS and Avalon, as applicable, and, assuming the due authorization, execution and delivery hereof by USA Waste and Mergerco, constitutes the valid and legally binding agreements of AWS and Avalon, as applicable, enforceable against AWS or Avalon in accordance with their terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

     4. With the exception of AWS Required Statutory Approvals that have already been obtained, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of the Transaction Agreements by AWS or Avalon, as applicable, or the consummation by AWS or Avalon, as applicable, of the transactions contemplated thereby, other than such declarations, filings, registrations, notices, authorizations, consents and approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and the Retained Subsidiaries, taken as a whole.


---------------------
/1/Capitalized terms not defined herein shall have the same meanings ascribed to them in the Agreement and Plan of Merger. The term "Transaction Agreements" shall include (i) the Agreement and Plan of Merger, (ii) the Contribution and Distribution Agreement, (iii) the Tax Allocation Agreement, (iv) the Voting Agreement and Irrevocable Proxy, (v) the Non-Competition Agreement, (vi) the Promissory Note, and (vii) any other agreements executed in connection with the Merger, Contribution and Distribution.

     5. The execution and delivery of the Transaction Agreements by AWS and Avalon, as applicable, and the consummation of the transactions thereby, do not violate, conflict with, result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, and will not result in the termination of, accelerate the performance required by, result in a right of termination or acceleration under, or resulting the creation of any Lien upon any of the properties or assets of AWS or any of its subsidiaries under, any of the terms, conditions or provisions of (a) the respective charters or bylaws of AWS or any of its subsidiaries, (b) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to AWS or any of its subsidiaries or any of their respective properties or assets (including without limitation Environmental Laws), or (c) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit,, concession, contract, lease or other instrument, obligation or agreement of any kind to which AWS or any of its subsidiaries is a party or by which AWS or any of its subsidiaries or any of their respective properties or assets may be bound or affect. Excluded from the foregoing sentence of this opinion, insofar as they apply to the terms, conditions and provisions described in clauses (b) and (c) hereof, are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of AWS and its subsidiaries, taken as a whole.

     6. The authorized capital stock of AWS consists of 70,000,000 shares of Class A Common Stock, 30,000,000 shares of Class B Common Stock and 2,000,000 shares of preferred stock. As of the record date for the special meeting of the stockholders of AWS, _________ shares of Class A Common Stock, ____________ shares of Class B Common Stock and no shares of such preferred stock were issued and outstanding. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights. No subsidiary of AWS holds any share of the capital stock of AWS.

                           NON-COMPETITION AGREEMENT

     This Non-Competition Agreement dated as of _________________, 1998 (this "Agreement") is by and among USA Waste Services, Inc., a Delaware corporation ("USA Waste"), American Waste Services, Inc., an Ohio corporation ("AWS"), and _________________ ("Executive").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Executive is a substantial shareholder of AWS;

     WHEREAS, USA Waste has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 6, 1998 with AWS pursuant to which USA Waste intends, subject to the conditions thereof, to merge (the "Merger") a wholly owned subsidiary of USA Waste with and into AWS with AWS surviving as a wholly owned subsidiary of USA Waste;

     WHEREAS, USA Waste has required as a condition to entering into the Merger Agreement that Executive enter into this Agreement;

     WHEREAS, USA Waste wishes to secure from Executive his agreement not to compete with AWS in certain respects as herein provided and not to disclose certain information belonging to AWS in order to enable AWS to successfully continue its business;

     WHEREAS, the parties acknowledge that this Agreement forms an integral part of the Merger Agreement and that without this Agreement USA Waste would not have entered into the Merger Agreement; and

     WHEREAS, Executive will receive a substantial benefit if the Merger is consummated and desires to enter into this Agreement and acknowledges that the covenants set forth in this Agreement are reasonable in scope.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     1.  Acknowledgments and Agreements by Executive. Executive hereby
         -------------------------------------------
acknowledges and agrees that:

          (a) USA Waste would not have entered into the Merger Agreement if Executive had not executed and delivered this Agreement to USA Waste; and

          (b) Executive has had access to information that is confidential to AWS and USA Waste, that constitutes a valuable, special and unique asset of AWS, and with respect to which AWS and USA Waste are entitled to the protections afforded by this Agreement and to the remedies for enforcement of this Agreement provided by law or in equity (including, without limitation, those remedies the availability of which may be within the discretion of the court in which any action for enforcement of this Agreement is brought).

     2.  Non-Competition Covenants.
         -------------------------

          (a) During the period of time that begins on the Closing Date (as defined in the Merger Agreement) and ends on the third anniversary thereof (the "Covenant Period"), Executive agrees that he will not, directly or indirectly,

               i. carry on or be engaged in (whether for his own account or for the account of any other person, other than AWS or USA Waste), the collection of refuse or garbage, or the disposal of non-hazardous solid waste, from any source located within a 100-mile radius of American Landfill, Mahoning Landfill or East Liverpool Landfill; or

               ii. share in the earnings of, beneficially own or hold any security issued by, or otherwise own or hold any interest in, any person who or which owns or operates a landfill within a 100-mile radius of American Landfill, Mahoning Landfill, or East Liverpool Landfill.

          (b) Without limiting the generality of the provisions of this Section 2, Executive shall be deemed to be engaged in a particular business if he (whether alone or in association with one or more other persons) is an owner, partner, stockholder, independent contractor or joint venturer of, or a lender to, or an investor in, any person who or which is directly engaged in any such business.

          (c) Notwithstanding the foregoing provisions of this Section 2, (i) Executive may own, directly or indirectly, solely as an investment, securities if Executive is not an affiliate of the issuer of such securities and does not, directly or indirectly, beneficially own more than 5% of the class of which such securities are a part, (ii) Executive may engage in and have an interest in any person engaging in, directly or indirectly, the provision of technical and engineering services, transportation, and equipment sales and leasing, (iii) Executive may, directly or indirectly, engage in the management or operation of captive landfills, such as the management of the landfill in Ashtabula, Ohio, (iv) Executive may engage in, or have an interest in a person engaging in, directly or indirectly, the disposal or brokerage of disposal of non-hazardous solid waste which is generated within (or is deposited at a transfer station owned or operated by Executive or such person, as applicable, within) such 100-mile radius, so long as Executive or such person, as applicable, shall provide AWS or USA Waste the right to make a proposal for disposal of any such waste and Executive or such person, as applicable, shall be obligated to accept such proposal if the disposal rate quoted by AWS for such waste plus the costs to be incurred by Executive or such person, as applicable, in transporting such waste to the applicable landfill of AWS is less than or equal to the total of the lowest bona fide disposal rate quoted by a third party for such waste plus the costs to be incurred by

     Executive or such person, as applicable, in transporting such waste to the applicable landfill of such third party, and (v) Executive may own, directly or indirectly, securities of Avalon Holdings Corporation. For purposes of this Section 2, a captive landfill shall include a landfill that was a captive landfill on the date Executive, or a person in which Executive has an interest, directly or indirectly commences management or operation thereof, but that subsequently accepts waste from third parties so long as Executive or such entity does not directly or indirectly solicit, sell or market disposal of waste from any third party.

     3.  Confidential Information.  During the Covenant Period and thereafter,
         ------------------------
Executive shall hold in strict confidence, and shall not disclose to any person (other than officers, directors, employees, agents and consultants of AWS, USA Waste or Avalon Holdings Corporation) any confidential information of AWS. For purposes of this Section 3, the term "confidential information" shall include, without limitation, chemical formulas, trade secrets, client lists, client or consultant contracts and the details thereof, pricing policies, operational methods, marketing plans or strategies, business acquisition plans, personnel acquisition plans and all other information pertaining to the business of AWS and USA Waste as it exists immediately following the Merger that is not publicly available.

     4.  Property of AWS and USA Waste.   Promptly upon the termination of the
         -----------------------------
employment of Executive with AWS, Executive shall surrender to AWS all books and records of AWS that relate primarily to the Retained Businesses (as defined in the form of Contribution and Distribution Agreement attached to the Merger Agreement between AWS and Avalon Holdings Corporation) that are at the time in his possession or control and that pertain primarily to the business or affairs of AWS as it will exist immediately following the Merger and USA Waste.

     5.  Remedies.  Executive acknowledges that if he violates or threatens to
         --------
violate any of the provisions of this Agreement, AWS and USA Waste may have no adequate remedy at law. In that event, AWS and USA Waste shall have the right, in addition to any other rights that may be available to them, to obtain in any court of competent jurisdiction injunctive relief to restrain any violation or threatened violation by Executive of any provision of this Agreement or to compel specific performance by Executive of one or more of his obligations under this Agreement. The seeking or obtaining by AWS or USA Waste of such injunctive relief shall not foreclose or in any way limit the right of AWS or USA Waste to obtain a money judgment against Executive for any damage to AWS or USA Waste that may result from any breach by Executive of any provision of this Agreement.

     6.  Reformation of Covenants.  Executive acknowledges that the covenants
         ------------------------
contained in Sections 2 and 3 are reasonable in geographical and temporal scope and in all other respects. If any court determines that any of such covenants, or any part thereof, are unenforceable, then (a) the remainder of such covenants shall not be affected by such determination and (b) those of such covenants that are determined to be unenforceable because of the duration or scope thereof may be reformed by the court to reduce their duration or scope so as to render the same enforceable against Executive.

     7.  Miscellaneous.
         -------------

          (a) Severability. The unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (b) Waivers. No delay or omission by AWS or USA Waste in exercising any right of AWS or USA Waste under this Agreement shall operate as a waiver of that or any other right. A waiver by AWS or USA Waste on any one occasion of any particular right shall be effective only in that particular instance and shall not be construed as a waiver of that or any other right on any other occasion.

          (c) Amendment of this Agreement.   This Agreement may be amended only
     by an amendment hereto in writing that is executed by AWS, USA Waste and Executive.

          (d) Headings for Convenience Only. The headings contained in this Agreement are intended solely for the convenience of the parties to this Agreement and shall not affect their rights.

          (e) Communications. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States Post Office enclosed in a postage prepaid registered or certified envelope addressed to, or (c) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above) to, the party for whom intended, at the address or telecopier number for such party set forth below, or to such other address or telecopier number as may be furnished by such party by notice in the manner provided in this Section 7(e); provided, however, that any notice of change of address or telecopier number shall be effective only upon receipt.

               i. If to AWS prior to the Closing Date (as defined in the Merger Agreement):

                    American Waste Services, Inc.
                    One American Way
                    Warren, Ohio  44484
                    (330) 856-8483 (Facsimile)

                    with a copy to:

                    Kirkpatrick & Lockhart LLP
                    1500 Oliver Building
                    Pittsburgh, Pennsylvania  15222
                    Attention:  Sanford B. Ferguson
                    (412) 355-6501 (Facsimile)

               ii.  If to USA Waste at any time or AWS after the Closing Date:

                    USA Waste Services, Inc.
                    1001 Fannin, Suite 4000
                    Houston, Texas  77002
                    Attention:  Chief Executive Officer
                    (713) 209-9711 (Facsimile)

                    with a copy to:

                    Gregory T.  Sangalis
                    1001 Fannin, Suite 4000
                    Houston, Texas  77002
                    (713) 209-9711 (Facsimile)

                    and

                    Marcus A. Watts
                    Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                    3400 Texas Commerce Tower
                    600 Travis
                    Houston, Texas  77002
                    (713) 223-3717 (Facsimile)

               iii. If to Executive, at the address set forth below his name on the signature page hereto.

                    with a copy to:

                    Kirkpatrick & Lockhart LLP
                    1500 Oliver Building
                    Pittsburgh, Pennsylvania  15222
                    Attention:  Sanford B. Ferguson
                    (412) 355-6501 (Facsimile)

     Prior to the Closing Date, USA Waste shall receive copies of all notices given hereunder by any party at the address set forth above.

          (f) Assignments. The rights and obligations under this Agreement of Executive, USA Waste and AWS may not be assigned, except that USA Waste may, at its option, assign one or more of the rights or obligations under this Agreement to any of its subsidiaries or affiliates; provided, however, that any such assignment shall not relieve USA Waste of any liability under this Agreement.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio.

          (h) Termination. This Agreement shall terminate and be of no further force or effect upon the termination of the Merger Agreement.

               [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                    USA WASTE SERVICES, INC.


                                    By:
                                       -------------------------------------
                                    Name:
                                         -----------------------------------
                                    Title:
                                          ----------------------------------

                                    AMERICAN WASTE SERVICES, INC.


                                    By:
                                       -------------------------------------
                                    Name:
                                         -----------------------------------
                                    Title:
                                          ----------------------------------


                                    EXECUTIVE


                                    ----------------------------------------


                                    Address:
                                            --------------------------------

                                            --------------------------------

                                                                 (Facsimile)
                                            ---------------------

                                      -7-